SALE-PURCHASE AGREEMENT

                          by and among

            MENDIK REAL ESTATE LIMITED PARTNERSHIP,
                NY REAL ESTATE SERVICES 1 INC.,
        MENDIK RELP CORPORATION, and BERNARD H. MENDIK,

                            Sellers,

                              and

                      VORNADO REALTY L.P.,

                 Purchaser of 550/330 Property,

                              and

                     VORNADO REALTY TRUST,

                  Purchaser of 2 Park Interests.

            ________________________________________

                  550 & 600 Mamaroneck Avenue
                       Harrison, New York

                      330 West 34th Street
                        New York, New York

                        Two Park Avenue
                       New York, New York
            ________________________________________

                       September 23, 1998


                       TABLE OF CONTENTS
                                                             Page

1.   Sale of the 550/330 Property by 550/330 Seller
       to Purchaser                                            2
     1.1.   Ground Leases                                      2
     1.2.   Mamaroneck Improvements                            2
     1.3.   Fixtures                                           2
     1.4.   Personal Property                                  3
     1.5.   Other Property                                     3
     1.6.   Space Leases                                       3
     1.7.   Security Deposits                                  3
     1.8.   Contract Rights                                    4
     1.9.   Third-Party Contracts                              4

2.   Sale by 2 Park Sellers to Purchaser                       5

3.   Purchase Price                                            5
     3.1.   Letter of Credit as Security                       5
     3.2.   550/330 Purchase Price                             6
     3.3.   2 Park Purchase Price                              6

4.   Permitted Exceptions                                      7
     4.1.   Legal Requirements                                 7
     4.2.   Existing Title Exceptions                          7
     4.3.   Utility Easements                                  7
     4.4.   Roads                                              7
     4.5.   Taxes                                              7
     4.6.   Water and Sewer                                    7
     4.7.   Violations                                         8
     4.8.   Survey                                             8
     4.9.   Space Leases                                       8
     4.10.  Other Items                                        8

5.   Closing Date                                              8

6.   Apportionments and Payments                               8
     6.1.   550/330 Property Apportionment                     8
     6.2.   2 Park Interests Apportionment                     9
     6.3.   Governmental Charges                              10
     6.4.   Utility Meters                                    11
     6.5.   Payment of Certain Items                          11
     6.6.   Fuel Oil                                          11
     6.7.   Assessments                                       11
     6.8.   Rents and Charges Under Space Leases              11
     6.9.   550/330 Sales Tax                                 12
     6.10.  Transfer Taxes                                    12
     6.11.  Payment of Taxes out of the Purchase Price        14
     6.12.  Payment of Management Contract Termination Fees   14
     6.13.  Certain Leasing Costs.                            14

7.   Closing Conditions; Closing Documents                    15
     7.1.   Closing Conditions.                               15
     7.2.   Items to be Delivered by 550/330 Seller           17
     7.3.   Items to be Delivered by 2 Park Sellers           21
     7.4.   Items to be Delivered by Purchaser to 550/330
            Seller                                            21
     7.5.   Items to be Delivered by Purchaser to 2 Park
            Sellers                                           22
     7.6.   Estoppel Letters                                  23
     7.7.   Litigation                                        24
     7.8.   Security Deposits                                 24
     7.9.   Miscellaneous Covenants of Purchaser              25

8.   Inspection; Title Insurance, UCC Search and Survey;
     Violations                                               25
     8.1.   Property Condition and Inspection                 25
     8.2.   Designation of Title Company                      26
     8.3.   550/330 Seller's Title Affidavit                  26
     8.4.   Certain Costs                                     26
     8.5.   Designation of Defects                            27
     8.6.   Removal of Defects                                29
     8.7.   Assignment of Existing Mamaroneck Mortgage        29
     8.8.   550/330 Violations.                               30

9.   Merger; Representations                                  31
     9.1.   Merger                                            31
     9.2.   No Implied Representations                        32
     9.3.   Certain Conditions Relating to 550-600 Mamaroneck
            Avenue and 330 West 34th Street                   33
     9.4.   Certain Conditions Relating to 2 Park Avenue      36
     9.5.   Purchaser Representations                         37
     9.6.   Certain Representations of each 2 Park Seller     37

10.  Broker                                                   37

11.  Condemnation and Destruction                             38
     11.1.  Condemnation of Property                          38
     11.2.  Destruction                                       39
     11.3.  Rejection of Uniform Act                          40

12.  Operation during the Contract Period                     41
     12.1.  550/330 Space Leases                              41
     12.2.  Ground Leases                                     42
     12.3.  550/330 Third-Party Contracts                     42
     12.4.  550/330 Personal Property                         42
     12.5.  550/330 Contract Rights                           42
     12.6.  550/330 Tax Assessment Proceedings                42
     12.7.  2 Park Partnership.                               42

13.  Notices                                                  43

14.  Defaults                                                 45
     14.1.  Purchaser's Default                               45
     14.2.  Sellers' Default                                  45
     14.3.  Limitation of Liability with Respect to Bernard H.
            Mendik                                            46

15.  Additional Provisions                                    46
     15.1.  Entire Agreement                                  46
     15.2.  Amendments                                        46
     15.3.  Waiver                                            46
     15.4.  Successors and Assigns                            46
     15.5.  Partial Invalidity                                46
     15.6.  Governing Law                                     46
     15.7.  Assignment                                        46
     15.8.  Paragraph Headings                                47
     15.9.  No Recording or Notice of Pendency                47
     15.10. Further Assurances                                47
     15.11. Counterparts                                      47

16.  Letter of Credit.                                        47


                            Exhibits

Exhibits

  A         550 Ground Lease
  B         550 Land
  C         600 Ground Lease
  D         600 Land
  E         330 Ground Lease
  F         330 Land
  G-1       Existing Title Exceptions (550 Land)
  G-2       Existing Title Exceptions (600 Land)
  G-3       Existing Title Exceptions (330 Land)
  H-1       Assignment and Assumption of 550 Ground Lease
  H-2       Assignment and Assumption of 600 Ground Lease
  H-3       Assignment and Assumption of 330 Ground Lease
  I-1       Form of Bill of Sale for the Mamaroneck Personal
            Property
  I-2       Form of Bill of Sale for the 330 Personal Property
  J-1       Assignment and Assumption of Mamaroneck Contract
            Rights and Mamaroneck Third-Party Contracts
  J-2       Assignment and Assumption of 330 Contract Rights and
            330 Third-Party Contracts
  K-1       Assignment and Assumption of Mamaroneck Space Leases
  K-2       Assignment and Assumption of 330 Space Leases
  L-1       Assignment of Mamaroneck Space Lease Security
            Deposits
  L-2       Assignment of 330 Space Lease Security Deposits
  M        Assignment and Assumption of 2 Park Interests
  N         Form of Tenant Estoppel Letter
  O-1       Form of Mamaroneck Ground Lease Estoppel Letter
  O-2       Form of 330 Ground Lease Estoppel Letter
  P        Intentionally Omitted
  Q        Intentionally Omitted
  R        2 Park Class Action
  S         Existing Mamaroneck Mortgage
  T        Existing Violations
  T-2      Intentionally Omitted
  U        2 Park Land
  V-1       Mamaroneck Ground Leases
  V-2       330 Ground Lease
  W-1       Mamaroneck Rent Roll (List of Mamaroneck Space
            Leases)
  W-2       330 Rent Roll (List of 330 Space Leases)
  X-1       Mamaroneck Space Lease Defaults
  X-2       330 Space Lease Defaults
  Y-1       Intentionally Omitted
  Y-2       Intentionally Omitted
  Z-1       Mamaroneck Space Lease Offsets
  Z-2       330 Space Lease Offsets
  AA-1      Mamaroneck Space Lease Broker's Commissions Due
  AA-2      330 Space Lease Broker's Commissions Due
  BB-1      List of Mamaroneck Security Deposits and Letters of
            Credit
  BB-2      List of 330 Security Deposits and Letters of Credit
  CC-1      List of Mamaroneck Service Contracts, Brokerage
            Agreements, and Union Contracts
  CC-2      List of 330 Service Contracts, Brokerage Agreements,
            and Union Contracts
  DD-1      List of Mamaroneck Union Employees
  DD-2      List of 330 Union Employees
  EE-1      Mamaroneck Casualty Insurance Policy
  EE-2      330 Casualty Insurance Policy


                     Index of Defined Terms

                                                             Page
2 Park .5% Purchase Price                                       6
2 Park 99.5% Purchase Price                                     6
2 Park Improvements                                            32
2 Park Interests                                                5
2 Park Real Estate and Related Interests                       32
2 Park Seller Shares                                           10
2 Park Sellers                                                  1
330 Condition Failure Costs                                    16
330 Conditions                                                 16
330 Contract Rights                                             4
330 Fixtures                                                    2
330 Ground Lease                                                2
330 Improvements                                                2
330 Office Property                                             3
330 Permitted Exceptions                                        7
330 Personal Property                                           3
330 Property                                                    5
330 Purchase Price                                              6
330 Real Estate                                                 2
330 Security Deposits                                           4
330 Space Leases                                                3
330 Tenant                                                     11
330 Third-Party Contracts                                      35
330 Title Cost                                                 28
330 Violations Cost                                            31
550 Ground Lease                                                2
550/330 Estoppel Letters                                       23
550/330 Improvements                                            2
550/330 Insurance Policies                                     40
550/330 Proceeds                                               40
550/330 Property                                                2
550/330 Purchase Price                                          6
550/330 Real Estate                                             2
550/330 Security Deposits                                       4
550/330 Seller                                                  1
550/330 Space Leases                                            3
550/330 Taking                                                 38
550/330 Tenant Estoppel Letter                                 23
550/330 Tenants                                                11
550/330 Third-Party Contracts                                   5
600 Ground Lease                                                2
Available 330 Materiality Amount                               16
Available Mamaroneck Materiality Amount                        16
Average Share Price                                             6
City Tax Share                                                 13
City Transfer Tax                                              13
Closing   8
Closing Date                                                    8
Contract Period                                                41
Current Survey                                                 25
Defect    27
Existing Mamaroneck Mortgage                                   29
Existing Mamaroneck Mortgagee                                  29
Ground Lease Estoppel Letter                                   23
Inspection Period                                              25
Lehman Affiliate                                                1
Letter of Credit                                                5
Mamaroneck Broker                                              37
Mamaroneck Condition Failure Costs                             16
Mamaroneck Conditions                                          16
Mamaroneck Contract Rights                                      4
Mamaroneck Deed                                                17
Mamaroneck Fixtures                                             2
Mamaroneck Ground Leases                                        2
Mamaroneck Improvements                                         2
Mamaroneck Land                                                 2
Mamaroneck Office Property                                      3
Mamaroneck Permitted Exceptions                                 7
Mamaroneck Personal Property                                    3
Mamaroneck Property                                             4
Mamaroneck Purchase Price                                       6
Mamaroneck Real Estate                                          2
Mamaroneck Security Deposits                                    4
Mamaroneck Space Leases                                         3
Mamaroneck Survey                                               8
Mamaroneck Tenant                                              11
Mamaroneck Third-Party Contracts                               35
Mamaroneck Title Cost                                          27
Mamaroneck Violations Cost                                     30
Material Casualty                                              40
Material Portion                                               39
New Space Lease Actions                                        41
Notices   43
Partnership                                                  1, 4
Purchaser 1
Qualified Bank                                                  5
Sellers   1
Settlement Agreement                                           24
Shares    7
State Tax Share                                                13
State Transfer Tax                                             12
Title Commitments                                              26
Title Company                                                  26
Two Park Partnership                                            1
UCC Search                                                     26
Violations                                                     30


                    SALE-PURCHASE AGREEMENT

          THIS SALE-PURCHASE AGREEMENT, dated as of the 23rd day of September, 1998, by and among MENDIK REAL ESTATE LIMITED PARTNERSHIP ("550/330 Seller"), a New York limited partnership, having an office c/o Mendik RELP Corporation, 330 Madison Avenue, New York, New York 10017, NY REAL ESTATE SERVICES 1 INC. (f/k/a Hutton Real Estate Services XV, Inc.) ("Lehman Affiliate"), a Delaware corporation, having an office c/o Lehman Brothers, Inc., 3 World Financial Center, New York, New York 10285, MENDIK RELP CORPORATION (f/k/a Mendik Corporation), a New York corporation, having an office at 330 Madison Avenue, New York, New York 10017, BERNARD H. MENDIK, a resident of the State of New York, having an office at 330 Madison Avenue, New York, New York 10017 (550/330 Seller, Lehman Affiliate, Mendik RELP Corporation, and Bernard H. Mendik being referred to collectively herein as "2 Park Sellers"; 550/330 Seller and 2 Park Sellers being referred to collectively herein as "Sellers"), VORNADO REALTY L.P., a Delaware limited partnership, having an office c/o Vornado Realty Trust, Park 80 West, Plaza II, Saddle Brook, New Jersey 07663, and VORNADO REALTY TRUST ("VRT"), a Maryland real estate investment trust, having an office at Park 80 West, Plaza II, Saddle Brook, New Jersey 07663 (Vornado Realty L.P. and VRT being collectively referred to herein as "Purchaser", except that (i) references in this Agreement to the purchaser of the 2 Park Interests shall be deemed to be references to VRT and not to Vornado Realty L.P., and (ii) references in this Agreement to the purchaser of the 550/330 Property shall be deemed to be references to Vornado Realty L.P. and not to VRT).

                     W I T N E S S E T H :

          WHEREAS, 550/330 Seller owns certain leasehold estates in, and certain related property regarding, (i) the real property known as 550 Mamaroneck Avenue, Harrison, New York and 600
Mamaroneck Avenue, Harrison, New York, and (ii) the real property known as 330 West 34th Street, New York, New York; and

          WHEREAS, pursuant to an Agreement and Certificate of Limited Partnership, dated as of December 1, 1986, as amended by a First Amended and Restated Agreement and Certificate of Limited Partnership, dated September 17, 1987, 550/330 Seller, NY Real Estate Services 1 Inc., and Mendik RELP Corporation, as general partners, and Bernard H. Mendik, as the sole limited partner, formed M/H Two Park Associates, a New York limited partnership (the "Partnership"); and

          WHEREAS, pursuant to the Partnership Agreement of Two Park Company, dated as of December 18, 1986, the Partnership and B&B Park Avenue L.P. formed Two Park Company (the "Two Park Partnership"), a New York general partnership, to own certain interests in the real property known as Two Park Avenue, New York, New York and related property; and

          WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, (i) 550/330 Seller's interest as lessee under the ground leases for 550 Mamaroneck Avenue and 600 Mamaroneck Avenue, Harrison, New York and 330 West 34th Street, New York, New York, and 550/330 Seller's ownership interest in certain related property, and (ii) the entire interest of the 2 Park Sellers in the Partnership, in each case on the terms and subject to the conditions set forth herein.
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the mutual receipt and legal sufficiency of which the parties hereto hereby acknowledge, Sellers and Purchaser hereby agree as follows:

          1. Sale of the 550/330 Property by 550/330 Seller to Purchaser. Subject to the terms and conditions set forth in this Agreement, 550/330 Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase and acquire from 550/330 Seller, the property described below (collectively, the "550/330 Property"):

          1.1. Ground Leases.

          A. All of 550/330 Seller's right, title, and interest as lessee in and to (i) the Lease described on Exhibit "A" attached hereto and made a part hereof (the "550 Ground Lease"), which relates to the parcel of land described on Exhibit "B" attached hereto and made a part hereof, and (ii) the Lease described on Exhibit "C" attached hereto and made a part hereof (the "600 Ground Lease"), which relates to the parcel of land described on Exhibit "D" attached hereto and made a part hereof, subject, however, in either case, to the Mamaroneck Permitted Exceptions (the 550 Ground Lease and the 600 Ground Lease being referred to collectively herein as the "Mamaroneck Ground Leases"; the parcel of land described on Exhibit "B" and the parcel of land described on Exhibit "D" being referred to collectively herein as the "Mamaroneck Land");

          B. All of 550/330 Seller's right, title, and interest as lessee in and to the Lease described on Exhibit "E" attached hereto and made a part hereof (the "330 Ground Lease"), which relates to the parcel of land described on Exhibit "F" attached hereto and made a part hereof and the buildings and improvements situated thereon (the "330 Improvements"), subject, however, to the 330 Permitted Exceptions (the 330 Improvements and the parcel of land described on Exhibit "F" being referred to collectively herein as the "330 Real Estate");

          1.2. Mamaroneck Improvements. All of 550/330 Seller's right, title, and interest in and to the buildings and improvements built on or attached to the Mamaroneck Land (the "Mamaroneck Improvements"; the Mamaroneck Improvements and the 330 Improvements being referred to herein collectively as the "550/330 Improvements"), subject, however, to the Mamaroneck Permitted Exceptions (the Mamaroneck Land and the Mamaroneck Improvements being referred to collectively herein as the "Mamaroneck Real Estate"; the Mamaroneck Real Estate and the 330 Real Estate being referred to collectively herein as the "550/330 Real Estate");

          1.3. Fixtures.

          A. All of 550/330 Seller's right, title, and interest in and to the fixtures built on or attached to the Mamaroneck
Real Estate (the "Mamaroneck Fixtures"), subject, however, to the
Mamaroneck Permitted Exceptions;

          B. All of 550/330 Seller's right, title, and interest in and to the fixtures built on or attached to the 330 Real
Estate (the "330 Fixtures"), subject, however, to the 330
Permitted Exceptions;

          1.4. Personal Property.

          A. Subject to Section 12.4 hereof, all of 550/330 Seller's right, title, and interest in and to the equipment, furniture, machinery, furnishings, tools, spare parts, supplies and other articles of personal property located on the Mamaroneck Real Estate (the "Mamaroneck Personal Property"), subject, however, to the Mamaroneck Permitted Exceptions (the items described in Section 1.2, Section 1.3(A), and this Section 1.4(A) being collectively referred to herein as the "Mamaroneck Office Property");

          B. Subject to Section 12.4 hereof, all of 550/330 Seller's right, title, and interest in and to the equipment, furniture, machinery, furnishings, tools, spare parts, supplies and other articles of personal property located on the 330 Real Estate (the "330 Personal Property"), subject, however, to the 330 Permitted Exceptions (the 330 Improvements and the items described in Section 1.3(B) and this Section 1.4(B) being collectively referred to herein as the "330 Office Property");

          1.5. Other Property.

          A. All of 550/330 Seller's right, title and interest, if any, in and to any easements, rights of way, privileges, servitudes, appurtenances and other rights running with either 550/330 Seller's interest in the Mamaroneck Improvements or the leasehold estates created by the Mamaroneck Ground Leases, subject, however, to the Mamaroneck Permitted Exceptions;

          B. All of 550/330 Seller's right, title and interest, if any, in and to any easements, rights of way, privileges, servitudes, appurtenances and other rights running with the leasehold estate created by the 330 Ground Lease, subject, however, to the 330 Permitted Exceptions;

          1.6. Space Leases.

          A. All of 550/330 Seller's right, title and interest under all leases or other agreements for the present or future use or occupancy of any space in the Mamaroneck
Improvements, in respect of which 550/330 Seller holds the interest of the lessor thereunder (collectively, the "Mamaroneck
Space Leases"), that are in effect on the Closing Date;

          B. All of 550/330 Seller's right, title and interest under all leases or other agreements for the present or future use or occupancy of any space in the 330 Improvements, in respect of which 550/330 Seller holds the interest of the lessor thereunder (collectively, the "330 Space Leases"), that are in effect on the Closing Date (the Mamaroneck Space Leases and the 330 Space Leases being referred to collectively herein as the "550/330 Space Leases");

          1.7. Security Deposits.

          A. All of 550/330 Seller's right, title and interest to all money, negotiable instruments, and other security deposited by Mamaroneck Tenants under the Mamaroneck Space Leases to secure performance of Mamaroneck Tenants' obligations thereunder, to the extent such security remains in 550/330 Seller's possession on the Closing Date, with all accrued interest thereon (to the extent that the applicable Mamaroneck Space Leases require such interest to accrue for the benefit of Mamaroneck Tenants) (collectively, the "Mamaroneck Security Deposits");

          B. All of 550/330 Seller's right, title and interest to all money, negotiable instruments, and other security deposited by 330 Tenants under the 330 Space Leases to secure performance of 330 Tenants' obligations thereunder, to the extent such security remains in 550/330 Seller's possession on the Closing Date, with all accrued interest thereon (to the extent that the applicable 330 Space Leases require such interest to accrue for the benefit of 330 Tenants) (collectively, the "330 Security Deposits"; the Mamaroneck Security Deposits and the 330 Security Deposits being referred to collectively herein as the "550/330 Security Deposits");

          1.8. Contract Rights.

          A. All of 550/330 Seller's right, title and interest in and to (i) any assignable guaranties, warranties, certificates, rights and privileges relating solely to the Mamaroneck Office Property, to the extent in effect on the Closing Date, (ii) any assignable licenses and permits relating solely to the Mamaroneck Office Property, to the extent in effect on the Closing Date, (iii) any deposits made by 550/330 Seller (or 550/330 Seller's predecessors-in-interest) with utility companies relating solely to the Mamaroneck Office Property, to the extent apportionment is made therefor under Section 5 hereof,
(iv) any plans or specifications relating to the Mamaroneck Office Property, to the extent in 550/330 Seller's possession at the Closing Date, and (v) any assignable trademarks, tradenames, logos, or similar property relating to the Mamaroneck Office Property (the items described in clauses (i), (ii), (iii), (iv), and (v) above being collectively referred to herein as the "Mamaroneck Contract Rights");

          B. All of 550/330 Seller's right, title and interest in and to (i) any assignable guaranties, warranties, certificates, rights and privileges relating solely to the 330 Office Property, to the extent in effect on the Closing Date,
(ii) any assignable licenses and permits relating solely to the 330 Office Property, to the extent in effect on the Closing Date,
(iii) any deposits made by 550/330 Seller (or 550/330 Seller's predecessors-in-interest) with utility companies relating solely to the 330 Office Property, to the extent apportionment is made therefor under Section 5 hereof, (iv) any plans or specifications relating to the 330 Office Property, to the extent in 550/330 Seller's possession at the Closing Date, and (v) any assignable trademarks, tradenames, logos, or similar property relating to the 330 Office Property (the items described in clauses (i), (ii), (iii), (iv) and (v) above being collectively referred to herein as the "330 Contract Rights"); and

          1.9. Third-Party Contracts.

          A. All of 550/330 Seller's right, title and interest in and to any Mamaroneck Third-Party Contracts that are in effect on the Closing Date (the items described in Sections 1.1(A), 1.2, 1.3(A), 1.4(A), 1.5(A), 1.6(A), 1.7(A), 1.8(A), and 550/330
Seller's interest in such Mamaroneck Third-Party Contracts being collectively referred to herein as the "Mamaroneck Property");

          B. All of 550/330 Seller's right, title and interest in and to any 330 Third-Party Contracts that are in effect on the Closing Date (the Mamaroneck Third-Party Contracts and the 330 Third-Party Contracts being referred to collectively herein as the "550/330 Third-Party Contracts"; the items described in Sections 1.1(B), 1.3(B), 1.4(B), 1.5(B), 1.6(B), 1.7(B), 1.8(B),
and 550/330 Seller's interest in such 330 Third-Party Contracts being referred to collectively herein as the "330 Property").

          2. Sale by 2 Park Sellers to Purchaser. Subject to the terms and conditions set forth in this Agreement, each 2 Park Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase and acquire from each 2 Park Seller, all of such 2 Park Seller's right, title, and interest in and to the Partnership (the right, title, and interest of all of the 2 Park Sellers in and to the Partnership being collectively referred to herein as the "2 Park Interests").

          3.   Purchase Price.

          3.1. Letter of Credit as Security. Subject to the provisions of this Section 3.1 and Section 16 hereof, Purchaser shall deliver to Sellers, on or prior to the date hereof (as to which date time shall be of the essence), a "clean" unconditional and irrevocable standby letter of credit (the "Letter of Credit") for the account of Purchasers, naming Sellers as the beneficiaries thereunder, for a term of not less than six (6) months, issued by and drawn on a commercial bank that is a member of the New York Clearinghouse Association (a "Qualified Bank"), in the amount of Five Million Dollars ($5,000,000). If the Final Date (as such term is defined in the Settlement Agreement) does not occur on or prior to October 23, 1998, then Purchaser shall have the right to reduce the aforesaid amount of the Letter of Credit to Two Million Five Hundred Thousand Dollars ($2,500,000) until the fifth (5th) day after the date when Purchaser receives notice of the occurrence of the Final Date. If (x) Purchaser so elects to reduce the amount of the Letter of Credit, and (y) Purchaser fails to increase the amount of the Letter of Credit to Five Million Dollars ($5,000,000) on or prior to the fifth (5th) day after the date when Purchaser receives notice of the occurrence of the Final Date, then Purchaser shall be deemed to be in material default in respect of Purchaser's obligations hereunder. If (x) Purchaser so elects to reduce the amount of the Letter of Credit hereunder (and has not thereafter increased the amount of the Letter of Credit to Five Million Dollars ($5,000,000)), (y) Purchaser defaults hereunder, and (z) Sellers elect to terminate this Agreement pursuant to Section 14.1 hereof by reason of such default, then Purchaser shall pay to Sellers, simultaneously with such termination, an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000), which Sellers shall have the right to retain (in addition to the other amounts to which Sellers are entitled under Section 14.1 hereof).
Sellers acknowledge that Lehman Affiliate, acting alone, shall have the right to draw upon the Letter of Credit to the extent that Sellers have the right to do so under this Agreement, in which case Lehman Affiliate shall pay to the other Sellers the proceeds of the Letter of Credit in accordance with the other Sellers' respective shares therein. If Lehman Affiliate so draws upon the Letter of Credit, then Lehman Affiliate shall indemnify the other Sellers, and hold the other Sellers harmless, from and against any and all liability, damage, loss, cost or expense (including, without limitation, reasonable attorneys' fees and expenses) that are incurred by the other Sellers to the extent deriving from Lehman Affiliate's drawing upon the Letter of Credit in violation of this Agreement.

          3.2. 550/330 Purchase Price. The purchase price for the Mamaroneck Property is Twenty-One Million Five Hundred Thousand Dollars ($21,500,000) (the "Mamaroneck Purchase Price") and for the 330 Property is Eight Million Five Hundred Thousand Dollars ($8,500,000) (the "330 Purchase Price"), with the aggregate purchase price for the 550/330 Property being Thirty Million Dollars ($30,000,000) (the "550/330 Purchase Price"), subject, in each case, to adjustment for the apportionments described in Section 6 hereof, which amount shall be paid at the Closing by wire transfer of immediately available federal funds to a bank account designated by 550/330 Seller. 550/330 Seller shall provide Purchaser with wiring instructions for such wire transfer not later than the second (2nd) business day before the Closing.

          3.3. 2 Park Purchase Price.

          A. The purchase price for the 2 Park Interests is Thirty-Four Million Eight Hundred Thousand Dollars ($34,800,000) payable as provided in this Section 3.3(A).

     (i) One Hundred Seventy-Four Thousand Dollars ($174,000) of such purchase price (the "2 Park .5% Purchase Price") shall be payable in cash.

     (ii) Thirty-Four Million Six Hundred Twenty-Six Thousand Dollars ($34,626,000) of such purchase price (the "2 Park 99.5% Purchase Price") shall be payable in any combination of cash and Shares as determined by Purchaser, it being understood that if Purchaser so elects to pay all or any portion of the 2 Park 99.5% Purchase Price in Shares, then (A) each Share shall have a value equal to the Average Share Price, (B) no fractional Shares shall be utilized, (C) the number of Shares utilized shall not exceed one percent of the total number of Shares outstanding as shown by VRT's most recent Form 10-Q or 10-K as of the Closing Date, and (D) the number of Shares that Purchaser so elects to deliver on account of the 2 Park 99.5% Purchase Price shall not be less than the number of Shares that the Class Member Limited Partners (as such term is defined in the Settlement Agreement) elect to receive in accordance with the provisions of the Settlement Agreement (except that the number of Shares described in this clause (D) shall not exceed one percent (1%) of the total number of Shares outstanding as shown by VRT's most recent Form 10-Q or 10-K as of the Closing
          Date).

At the Closing, Purchaser shall deliver (i) the Shares and the cash constituting the 2 Park 99.5% Purchase Price to a liquidating trust (for the benefit of the limited partners of 550/330 Seller) designated by 550/330 Seller not later than the second (2nd) business day before the Closing, and (ii) the cash constituting the 2 Park .5% Purchase Price to the 2 Park Sellers (other than 550/330 Seller) by wire transfer of immediately available federal funds to a bank account designated by such 2 Park Sellers not later than the second (2nd) business day before the Closing.

          B. For purposes of this Section 3.3, the following terms shall have the meanings set forth below:

               (i) "Average Share Price" shall mean the average closing price of the Shares on the New York Stock Exchange for the ten (10) trading days ending on the trading day immediately prior to the Closing Date; and
               (ii) "Shares" means fully transferable shares of beneficial interest of VRT (other than such shares that are to be distributed to affiliates of VRT).

          4. Permitted Exceptions. The items of property described in Section 1.1(A), Section 1.2, Section 1.3(A), and
Section 1.5(A) hereof shall be conveyed subject to the following matters (collectively, the "Mamaroneck Permitted Exceptions") and the items of property described in Section 1.1(B), Section 1.3(B), and Section 1.5(B) hereof shall be conveyed subject to the following matters (collectively, the "330 Permitted Exceptions"):

          4.1. Legal Requirements. Zoning regulations and ordinances, municipal building restrictions, environmental quality or land use restrictions or regulations and all other laws, ordinances, regulations, restrictions or other lawful action of any duly constituted federal, state, city, local or other governmental or public authority or other body having or exercising jurisdiction over either (x) with regard to the Mamaroneck Permitted Exceptions, the Mamaroneck Real Estate, or
(y) with regard to the 330 Permitted Exceptions, the 330 Real
Estate.

          4.2. Existing Title Exceptions. (i) With regard to the Mamaroneck Permitted Exceptions, the title exceptions set forth in Exhibit "G-1" attached hereto and made a part hereof (with respect to 550 Mamaroneck Avenue, Harrison, New York) and in Exhibit "G-2" attached hereto and made a part hereof (with respect to 600 Mamaroneck Avenue, Harrison, New York), and (ii) with regard to the 330 Permitted Exceptions, the title exceptions set forth in Exhibit "G-3" attached hereto and made a part hereof.

          4.3. Utility Easements. Utility and telephone company rights and easements to maintain, install or remove poles, wires, cables, pipes, boxes and other facilities and equipment in, over, and upon (x) with regard to the Mamaroneck Permitted Exceptions, the Mamaroneck Real Estate (provided that such rights and easements are not violated by the Mamaroneck Improvements), or
(y) with regard to the 330 Permitted Exceptions, the 330 Real Estate (provided that such rights and easements are not violated by the 330 Improvements).

          4.4. Roads. Easements that affect any land in the bed of any street, road, or avenue in front of or adjoining either
(x) with regard to the Mamaroneck Permitted Exceptions, the Mamaroneck Real Estate, or (y) with regard to the 330 Permitted Exceptions, the 330 Real Estate.

          4.5. Taxes. With regard to the Mamaroneck Permitted Exceptions, liens for taxes, water charges, sewer rents and other governmental charges affecting the Mamaroneck Real Estate that are not delinquent and for which adjustment is made at the Closing. With regard to the 330 Permitted Exceptions, liens for taxes, water charges, sewer rents and other governmental charges affecting the 330 Real Estate that are not delinquent and for which adjustment is made at the Closing.

          4.6. Water and Sewer. Rights and easements for the installation, maintenance and replacement of water mains and sewer lines and related facilities and equipment in, over and upon (x) with regard to the Mamaroneck Permitted Exceptions, the Mamaroneck Real Estate (provided that such rights and easements are not violated by the Mamaroneck Improvements), or (y) with regard to the 330 Permitted Exceptions, the 330 Real Estate (provided that such rights and easements are not violated by the 330 Improvements).

          4.7. Violations. Subject to Section 8.8 hereof, (x) with regard to the Mamaroneck Permitted Exceptions, any Violations affecting the Mamaroneck Real Estate, or (y) with regard to the 330 Permitted Exceptions, any Violations affecting the 330 Real Estate.

          4.8. Survey. With regard to the Mamaroneck Permitted Exceptions, any state of facts shown on a survey made by the Munson Company, dated May 14, 1998 (the "Mamaroneck Survey"), and any other state of facts an accurate survey or personal inspection of the Mamaroneck Real Estate would disclose, provided that such other state of facts does not prohibit the use and occupancy of the Mamaroneck Real Estate as currently used and occupied. With regard to the 330 Permitted Exceptions, any state of facts shown on a survey made by Charles J. Dearing, dated February 20, 1964, and last updated May 13, 1998 by Harwood Surveying, P.C. (the "330 Survey"), and any other state of facts an accurate survey or personal inspection of the 330 Real Estate would disclose, provided that such other state of facts does not prohibit the use and occupancy of the 330 Real Estate as currently used and occupied.

          4.9. Space Leases. With regard to the Mamaroneck Permitted Exceptions, rights of Mamaroneck Tenants under the Mamaroneck Space Leases in effect on the Closing Date, as tenants only. With regard to the 330 Permitted Exceptions, rights of 330 Tenants under the 330 Space Leases in effect on the Closing Date, as tenants only.

          4.10.     Other Items.  Any other matters or
encumbrances subject to which Purchaser is required to accept title to the Mamaroneck Property and/or 330 Property pursuant to this Agreement.

          5.   Closing Date.  Subject to the terms of this
Section 5, the Closing of the sale of the Mamaroneck Property, 330 Property, and 2 Park Interests (the "Closing") shall occur at 10:00 A.M. on the thirtieth (30th) day after the Final Date (as defined in the Settlement Agreement), or, if such thirtieth
(30th) day is not a business day, on the next business day, at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York, or, at Purchaser's option, at the offices of (x) the lending institution providing financing for Purchaser's consummation of the transactions contemplated hereby, or (y) such lending institution's attorneys, provided that in either case such offices are located in the Borough of Manhattan (the date when the Closing occurs being referred to herein as the "Closing Date").

          6.   Apportionments and Payments.

          6.1. 550/330 Property Apportionment. Subject to the terms of this Section 6, the following items, without duplication, are to be apportioned between 550/330 Seller and Purchaser with respect to the 550/330 Property as of 11:59 p.m. on the calendar day immediately preceding the Closing Date and the net amount thereof shall either be (x) paid by Purchaser to 550/330 Seller by wire transfer of immediately available federal funds to a bank account designated by 550/330 Seller, or (y) credited by 550/330 Seller against the 550/330 Purchase Price, in either case at the Closing:

          A. real property taxes (to the extent not delinquent as of the Closing Date);

          B. water rates and charges (to the extent not delinquent as of the Closing Date);

          C. sewer taxes and rents (to the extent not delinquent as of the Closing Date);

          D. fuel, steam and all other utilities (including, without limitation, any deposits made in respect thereof);

          E.   rents and charges under the Mamaroneck Space
               Leases in effect on the Closing Date (if, as and when collected);

          F. rents and charges under the 330 Space Leases in effect on the Closing Date (if, as and when collected);

          G.   rents and charges under the Mamaroneck Ground
               Leases;

          H.   rents and charges under the 330 Ground Lease;

          I. charges (i) under the 330 Third-Party Contracts that are in effect on the Closing Date, and (ii) pursuant to any of the 330 Contract Rights;

          J.   charges (i) under the Mamaroneck Third-Party
               Contracts that are in effect on the Closing Date, and (ii) pursuant to any of the Mamaroneck
               Contract Rights;

          K. payroll, accrued sick leave, vacation leave, and pension obligations, in each case for union employees, and

          L.   all other items that reasonably require
               apportionment in accordance with local custom and practice to effectuate the transactions contemplated hereby.

550/330 Seller and Purchaser shall adjust any apportionments made under this Section 6 after the Closing to account for errors or incorrect estimates made as of the Closing Date (it being agreed that the parties' aforesaid agreement to make such adjustments shall survive the Closing for a period of twelve (12) months).

          6.2. 2 Park Interests Apportionments. Subject to the terms of this Section 6.2, at the Closing, 2 Park Sellers and Purchaser shall calculate the apportionments that would have applied under this Article 6 if the 2 Park Real Estate and Related Interests (rather than the 2 Park Interests) were being sold to Purchaser at the Closing, and an amount equal to sixty percent (60%) of the net amount of such apportionments shall either be (x) paid by Purchaser to 2 Park Sellers (in accordance with the 2 Park Sellers' respective 2 Park Seller Shares) by wire transfer of immediately available federal funds to a bank account designated by 2 Park Sellers not less than two (2) business days prior to the Closing Date, or (y) credited by 2 Park Sellers against the 2 Park 99.5% Purchase Price (in the amount of ninety-nine and five-tenths percent (99.5%) of such net amount of such apportionments) and against the 2 Park .5% Purchase Price (in the amount of five-tenths percent (0.5%) of such net amount of such apportionments), as the case may be. For purposes of calculating such apportionments, the references in the other provisions of this Article 6 to (x) the Mamaroneck Property or the 330 Property shall be deemed to be references to the 2 Park Real Estate and Related Interests, and (y) 550/330 Seller shall be deemed to be references to the seller of the 2 Park Real Estate and Related Interests. 2 Park Sellers and Purchaser shall also make the appropriate payments to each other after the Closing for sixty percent (60%) of the amounts that would have been due under
Section 6.8 hereof after the Closing in respect of rents and other fixed charges due to the owner of the 2 Park Real Estate and Related Interests. For purposes of this Section 6.2, 2 Park Sellers and Purchaser shall adjust for sixty percent (60%) of the apportionments described in Section 6.13 in respect of space leases in effect for premises located in the 2 Park Real Estate and Related Interests. 2 Park Sellers and Purchaser shall adjust any apportionments made under this Section 6.2 after the Closing to account for errors or incorrect estimates made as of the Closing Date (it being agreed that (i) the parties' aforesaid agreement to make such adjustments shall survive the Closing for a period of twelve (12) months, and (ii) each 2 Park Seller shall be severally liable (and not jointly liable) for its respective share of any such adjustment made after the Closing). In addition, at the Closing, 2 Park Sellers shall be entitled to a credit in calculating the aforesaid apportionment in an amount equal to sixty percent (60%) of the cash reserve then being held by the mortgagee that holds the mortgage encumbering the 2 Park Property and Related Interests and sixty percent (60%) of any cash then held in the Two Park Partnership's bank accounts. If, as a result of any tax certiorari proceeding (whether commenced by 2 Park Sellers, the Partnership, Purchaser, or otherwise), any refund of real property taxes is made after the Closing Date for the 2 Park Real Estate and Related Interests relating to the period prior to the Closing Date, then Purchaser shall deliver within thirty (30) days after the date of such refund and after deducting therefrom (X) the out-of-pocket costs incurred by Purchaser in obtaining such refund, and (Y) the portion of such refund that is due and payable to third parties under leases or other agreements for the use or occupancy of space in the 2 Park Improvements, (i) to 550/330 Seller an amount equal to fifty-nine and seven tenths percent (59.7%) of said refund, (ii) to Lehman Affiliate an amount equal to fifteen hundredths percent (.15%) of said refund, (iii) to Mendik RELP Corporation, an amount equal to one hundred forty-seven thousandths percent (.147%) of said refund, and (iv) to Bernard H. Mendik, an amount equal to three thousandths percent (.003%) of said refund (the aforesaid shares of the 2 Park Sellers being referred to herein as the "2 Park Seller Shares"), it being agreed that Purchaser's obligation to so apply any such tax refunds shall survive the Closing.

          6.3. Governmental Charges. If the Closing Date occurs before the real property taxes, water rates and charges, or sewer taxes and rents are finally fixed for the current fiscal year in respect of the Mamaroneck Property and the 330 Property, then the apportionments thereof made at the Closing shall be upon the basis of the tax, water, or sewer rates for the preceding year applied to the latest assessed valuation, but after the real property taxes, water rates and charges, or sewer taxes and rents (as the case may be) are finally fixed for the current fiscal year, 550/330 Seller and Purchaser shall make a recalculation of the apportionment thereof, and 550/330 Seller or Purchaser, as the case may be, shall make an appropriate payment to its counterparty based on such recalculation. The provisions of this
Section 6.3 shall survive the Closing for a period of twelve (12) months.

          6.4. Utility Meters. 550/330 Seller shall obtain utility meter readings for the Mamaroneck Property and the 330 Property, in each case as of the date that is no more than thirty
(30) days before the Closing, and 550/330 Seller and Purchaser shall use such meter readings as the basis for the apportionments hereunder with respect to the applicable utilities.

          6.5. Payment of Certain Items. The amount of any unpaid taxes, assessments, water rates and charges, and sewer taxes and rents which 550/330 Seller is obligated to pay and discharge with respect to the 550/330 Property, with interest and penalties thereon to the second (2nd) business day after the Closing Date, may, at the option of 550/330 Seller, be allowed to Purchaser out of the 550/330 Purchase Price, provided that official bills therefor are furnished by 550/330 Seller at the Closing. Purchaser, if request is made at least two (2) business days prior to the Closing, agrees to provide 550/330 Seller at the Closing with separate certified and/or official bank checks drawn on, or by, a Qualified Bank, payable as directed by 550/330 Seller, in an aggregate amount not exceeding the 550/330 Purchase Price, to facilitate the satisfaction of any of the aforesaid taxes, assessments, water rates and charges, and sewer taxes and rents. Without limiting the foregoing, 550/330 Seller is solely obligated to pay and discharge any of the aforesaid taxes, assessments, water rates and charges, and sewer taxes and rents affecting the 550/330 Property that are delinquent as of the Closing Date, subject to apportionment as herein provided.

          6.6. Fuel Oil. Fuel oil, if any, owned by 550/330 Seller and located at the 550/330 Real Estate on the Closing Date shall be adjusted at the cost thereof to 550/330 Seller on a first in-first out basis. 550/330 Seller shall arrange for the amount of fuel oil to be determined in writing by the fuel company presently supplying fuel to the 550/330 Real Estate as of a date which is not more than five (5) business days prior to the Closing Date.

          6.7. Assessments. If, on the Closing Date, the 550/330 Real Estate, or any part thereof, is affected by any real property tax assessments, then 550/330 Seller shall pay such assessments; provided, however, that if such assessments are payable in installments, then 550/330 Seller shall pay such installments only for the period prior to the Closing Date, and Purchaser shall pay such installments for the period from and after the Closing Date.

          6.8. Rents and Charges Under Space Leases.

          Aa   On the Closing Date, 550/330 Seller shall furnish
Purchaser with a complete and correct schedule of all rents and other fixed charges (including escalation rents) then due and payable to 550/330 Seller by any occupant or user of any space in the 550/330 Improvements under a 550/330 Space Lease that is then in effect (such an occupant or user, including its successors and assigns, that occupies space in the Mamaroneck Improvements being referred to herein as a "Mamaroneck Tenant"; such an occupant or user, including its successors and assigns, that occupies space in the 330 Improvements being referred to herein as a "330 Tenant"; the Mamaroneck Tenants and the 330 Tenants being collectively referred to herein as "550/330 Tenants").

          Ba   At the end of the current fiscal year with respect
to which escalation rents are payable under any 550/330 Space Lease, there shall be a calculation of the portion of such escalation rents to which 550/330 Seller is entitled, which portion shall be equal to a fraction, the numerator of which is the number of days in said fiscal year with respect to each such 550/330 Space Lease which elapsed prior to the Closing Date and the denominator of which is the total number of days in said fiscal year during which each such 550/330 Space Lease was in effect, and Purchaser shall be entitled to the remaining portion of such escalation rents. If 550/330 Seller has received escalation rents with respect to any 550/330 Space Lease for said fiscal year in excess of the amount to which it is entitled pursuant hereto, then such excess shall be paid by 550/330 Seller to Purchaser within ten (10) business days after such calculation. If Purchaser has received escalation rents with respect to any 550/330 Space Lease for said fiscal year in excess of the amount to which it is entitled pursuant hereto, then such excess shall be paid by Purchaser to 550/330 Seller within ten
(10) business days after the later of (a) Purchaser's receipt of such excess of escalation rents, and (b) the date of such calculation.

          Ca   From and after the Closing Date, all rent
collections with respect to the 550/330 Property shall be applied in the following order (notwithstanding any designation by the remitting Tenant): (i) first to the calendar month during which the Closing Date occurs, (ii) then to any calendar month or months following the calendar month in which the Closing Date occurs, and (iii) finally to any arrears for the period before the calendar month during which the Closing Date occurs. All such unpaid rents and other charges collected from the 550/330 Tenants shall be remitted promptly to 550/330 Seller when collected (to the extent that 550/330 Seller has the right thereto). Nothing contained herein shall be construed to prohibit 550/330 Seller from bringing or pursuing an action for money damages (but 550/330 Seller may not sue to terminate the applicable 550/330 Space Lease or evict the applicable 550/330 Tenant) against any 550/330 Tenant after the Closing by reason of such 550/330 Tenant's failure to pay rent for any period prior to the Closing Date (with the understanding that 550/330 Seller shall apply any funds collected by reason of any such action in accordance with the provisions of this Section 6.8(C)).

          Da   The provisions of this Section 6.8 shall survive
the Closing for a period of twelve (12) months.

          6.9. 550/330 Sales Tax. Purchaser and 550/330 Seller acknowledge that no portion of the 550/330 Purchase Price is allocated to the Mamaroneck Personal Property or the 330 Personal Property. Purchaser, however, shall pay any sales tax payable in connection with the transaction contemplated hereby. The provisions of this Section 6.9 shall survive the Closing.

          6.10.     Transfer Taxes.

          Aa   State Transfer Tax for the 550/330 Property.  At
the Closing, 550/330 Seller shall deliver to Purchaser a certified check drawn on, or an official check drawn by, a Qualified Bank, and payable to the order of the appropriate governmental authority (or the Title Company, if 550/330 Seller so elects), for the amount of the New York State Real Property Transfer Tax (the "State Transfer Tax") due in connection with the sale of the Mamaroneck Real Estate and the 330 Real Estate, and a return, duly signed and sworn to by 550/330 Seller; Purchaser agrees to sign and swear to the return and to cause the check and return to be delivered to the Title Company at the Closing.

          Ba   City Transfer Tax for the 330 Property.  At the
Closing, 550/330 Seller shall deliver to Purchaser a certified check drawn on, or an official check drawn by, a Qualified Bank, and payable to the order of the appropriate governmental authority (or the Title Company, if 550/330 Seller so elects), for the amount of the New York City Real Property Transfer Tax (the "City Transfer Tax") due in connection with the sale of the 330 Real Estate, and a return, duly signed and sworn to by Seller; Purchaser agrees to sign and swear to the return and to cause the check and return to be delivered to the Title Company at the Closing.

          Ca   State Transfer Tax for the 2 Park Interests.  At
the Closing, each 2 Park Seller shall pay the State Transfer Tax due in connection with the sale of such 2 Park Seller's interest in the Partnership as contemplated hereby (calculated at the full applicable rate without taking into account the fifty percent (50%) reduction in State Transfer Tax available for transfers to real estate investment trusts under N.Y. Real Property Law 1402(B)) (such State Transfer Tax payable by each 2 Park Seller being referred to herein as such 2 Park Seller's "State Tax Share"), and Purchaser simultaneously shall pay all of the additional State Transfer Tax that may come due under the aggregation rules because an affiliate of Purchaser acquired a forty percent (40%) interest in the Two Park Partnership on April 15, 1997. Each 2 Park Seller shall deliver to Purchaser a certified check drawn on, or an official check drawn by, a Qualified Bank, and payable to the order of the appropriate governmental authority (or the Title Company, if such 2 Park Seller so elects), in an amount equal to such 2 Park Seller's State Tax Share and a return, duly signed and sworn to by such 2 Park Seller; Purchaser agrees to sign and swear to the return and to cause such 2 Park Seller's check and return, along with Purchaser's aforesaid payment for the balance of the State Transfer Tax due, to be delivered to the Title Company at the Closing.

          Da   City Transfer Tax for the 2 Park Interests.  At
the Closing, each 2 Park Seller shall pay the City Transfer Tax due in connection with the sale of such 2 Park Seller's interest in the Partnership (calculated at the full applicable rate without taking into account the fifty percent (50%) reduction in City Transfer Tax available for transfers to real estate investment trusts) (such City Transfer Tax payable by each 2 Park Seller being referred to herein as such 2 Park Seller's "City Tax Share"), and Purchaser simultaneously shall pay all of the additional City Transfer Tax that may come due under the aggregation rules because an affiliate of Purchaser acquired a forty percent (40%) interest in the Two Park Partnership on April 15, 1997. Each 2 Park Seller shall deliver to Purchaser a certified check drawn on, or an official check drawn by, a Qualified Bank, and payable to the order of the appropriate governmental authority (or the Title Company, if such 2 Park Seller so elects), in an amount equal to such 2 Park Seller's City Tax Share and a return, duly signed and sworn to by such 2 Park Seller; Purchaser agrees to sign and swear to the return and to cause such 2 Park Seller's check and return, along with Purchaser's aforesaid payment for the balance of the City Transfer Tax due, to be delivered to the Title Company at the Closing.

          Ea   Indemnity.  Each 2 Park Seller shall defend and
indemnify Purchaser, and hold Purchaser harmless, from and against, any and all loss, damage, liability, cost or expense (including, without limitation, reasonable attorneys' fees and disbursements) that are incurred by Purchaser to the extent deriving from such 2 Park Seller's failure to pay when due such 2 Park Seller's City Tax Share and such 2 Park Seller's State Tax Share. 550/330 Seller shall defend and indemnify Purchaser, and hold Purchaser harmless, from and against, any and all loss, damage, liability cost or expense (including, without limitation, reasonable attorneys' fees and disbursements) that are incurred by Purchaser to the extent deriving from 550/330 Seller's failure to pay when due the State Transfer Tax pursuant to Section 6.10(A) hereof or the City Transfer Tax pursuant to Section 6.10(B) hereof. Purchaser shall defend and indemnify each 2 Park Seller, and hold each 2 Park Seller harmless, form and against, any and all loss, damage, liability, cost or expense (including, without limitation, reasonable attorneys' fees and disbursements) that are incurred by such 2 Park Seller to the extent deriving from Purchaser's failure to pay when due the State Transfer Tax and the City Transfer Tax that may become payable under the aggregation rules as contemplated by Section 6.10(C) hereof and
Section 6.10(D) hereof.

          Fa   The provisions of this Section 6.10 shall survive
the Closing.

          6.11. Payment of Taxes out of the Purchase Price. Notwithstanding the provisions of Section 6.10 hereof, 550/330 Seller shall have the option to grant to Purchaser at the Closing a credit against the 550/330 Purchase Price, in an aggregate amount equal to (a) the State Transfer Tax for the Mamaroneck Property, and (b) the aggregate amount of the State Transfer Tax and City Transfer Tax for the 330 Property. If such adjustment is made by 550/330 Seller, then Purchaser shall pay the amount of said State Transfer Taxes and City Transfer Taxes by delivery at the Closing to the Title Company of such check or checks as would be required from 550/330 Seller pursuant to Section 6.10 hereof.

          6.12. Payment of Management Contract Termination Fees. If a termination fee is payable upon the cancellation of any management contract in effect on the Closing Date with an affiliate of 550/330 Seller in respect of the Mamaroneck Office Property or the 330 Office Property, 550/330 Seller may either
(x) allow the amount of such fee(s), if any, to Purchaser out of the 550/330 Purchase Price, or (y) provide Purchaser at the Closing with separate certified and/or official bank checks drawn on, or by, a Qualified Bank, payable as directed by 550/330 Seller, in an aggregate amount not exceeding the aforesaid termination fee(s), if any, so as to facilitate the satisfaction thereof.

          6.13. Certain Leasing Costs. At the Closing, Purchaser shall receive a credit for any tenant improvement allowances and leasing commissions, and for the cost of any work being performed by or on behalf of 550/330 Seller at the 330 Office Property or the Mamaroneck Office Property, that in either case are due and payable after the Closing in respect of 550/330 Space Leases that were executed and delivered on or prior to May 31, 1998; provided, however, that (I) Purchaser shall not receive a credit for any such tenant improvement allowances or leasing commissions, or for the cost of any such work, that derive from a Mamaroneck Tenant or a 330 Tenant exercising, at any time from and after June 1, 1998, any rights to lease additional space or extend the term of the applicable 550/330 Space Lease, and (II) Purchaser shall not receive a credit for any such leasing commissions that are due and payable from and after the Closing Date relating to the leases under which The City of New York is tenant for certain space at the 330 Office Property. At the Closing, 550/330 Seller shall receive a credit (x) for any tenant improvement allowances and leasing commissions theretofore paid by 550/330 Seller, and for the cost of any work theretofore performed by or on behalf of 550/330 Seller at the 330 Office Property or the Mamaroneck Office Property, in either case in respect of 550/330 Space Leases that were executed and delivered during the period from and after June 1, 1998, (y) for any tenant improvement allowances and leasing commissions paid by 550/330 Seller, and for the cost of any work theretofore performed by or on behalf of 550/330 Seller at the 330 Office Property or the Mamaroneck Office Property, that in either case derive from a Mamaroneck Tenant or a 330 Tenant exercising, at any time during the period from and after June 1, 1998, any rights to lease additional space or extend the term of the applicable 550/330 Space Lease, or (z) for leasing commissions that are due and payable during the period from and after June 1, 1998 relating to the leases under which The City of New York is tenant for certain space at the 330 Office Property; provided, however, that the credit to 550/330 Seller as described in clauses (x) and (y) above shall be reduced to the extent that as of the Closing Date such tenant improvement allowances and leasing commissions, and the cost of any such work, have been amortized, in equal monthly installments, over the period of time during which rent is payable by the applicable Mamaroneck Tenant or 330 Tenant (X) under 550/330 Space Leases executed and delivered during the period from and after June 1, 1998, (Y) for such additional space, or (Z) during such extension term, as the case may be. Nothing contained in this Section 6.13 limits 550/330 Seller's right to reimbursement for expenses incurred by 550/330 Seller for New Space Lease Actions pursuant to Section 12.1 hereof.

          70   Closing Conditions; Closing Documents.

          7.1. Closing Conditions.

          Aa   The obligation of Sellers to consummate the
transactions described in this Agreement is subject to the fulfillment prior to or at the Closing of each of the following conditions (any of which may be waived by Sellers) (in addition to any other conditions to Sellers' obligation to perform hereunder that are expressly set forth herein):

               (i) the representations made by Purchaser in
Section 9.5 hereof were true when made;

               (ii) the representations made by Purchaser in
Section 9.5 hereof would be true if made on and as of the Closing
Date;

               (iii) Purchaser has (a) paid the 550/330 Purchase Price (together with or reduced by the net amount of any apportionments and other amounts due to or from 550/330 Seller at the Closing), (b) delivered the Shares and cash constituting the 2 Park 99.5% Purchase Price and the cash constituting the 2 Park
 .5% Price (together with any other net amounts due to 2 Park Sellers at the Closing), and (c) performed or complied with all other obligations under this Agreement to be performed or complied with by Purchaser at or prior to the Closing; and

               (iv)  (a) 550/330 Seller has received the
documents required to be delivered by Purchaser pursuant to
Section 7.4 hereof, and (b) 2 Park Sellers have received the documents required to be delivered by Purchaser pursuant to
Section 7.5 hereof.

          Ba   The obligation of Purchaser to consummate the
transactions described in this Agreement is subject to the fulfillment prior to or at the Closing of each of the following conditions (any of which may be waived by Purchaser) (in addition to any other conditions to Purchaser's obligation to perform hereunder that are expressly set forth herein):

               (i) subject to the last paragraph of this Section
7.1(B), the conditions described in Section 9.3 hereof and in
Section 9.4 hereof are satisfied;

               (ii) subject to the last paragraph of this Section
7.1(B), the conditions described in clauses (A), (E), (H), (P),
(Q) and (R) of Section 9.3 hereof are satisfied as if determined on and as of the Closing Date;

               (iii) the representations made by 2 Park Sellers in Section 9.6 hereof were true when made and would be true if made on and as of the Closing Date;

               (iv) Sellers have performed or complied with all of the obligations under this Agreement to be performed or complied with by Sellers prior to the Closing; and

               (v) (a) Purchaser has received the documents required to be delivered by 550/330 Seller pursuant to Section
7.2 hereof, and (b) Purchaser has received the documents required to be delivered by 2 Park Sellers pursuant to Section 7.3 hereof.

Purchaser shall not have the right to refuse to consummate the purchase of the Mamaroneck Property under Section 7.1(B)(i) hereof or Section 7.1(B)(ii) hereof unless the actual costs that Purchaser can reasonably expect to sustain by reason of the failure of the Mamaroneck Conditions (the "Mamaroneck Condition Failure Costs") exceeds an amount equal to the Available Mamaroneck Materiality Amount. Purchaser shall not have the right to refuse to consummate the purchase of the 330 Property under Section 7.1(B)(i) hereof or Section 7.1(B)(ii) hereof unless the actual costs that Purchaser can reasonably expect to sustain by reason of the failure of the 330 Conditions (the "330 Condition Failure Costs") exceeds an amount equal to the Available 330 Materiality Amount. As used herein, the term "Mamaroneck Conditions" shall mean, collectively, the conditions described in Section 9.3 hereof to the extent that such conditions derive from facts or circumstances involving the Mamaroneck Property. As used herein, the term "Available Mamaroneck Materiality Amount" shall mean, at any particular time, the excess, if any, of (i) Seven Hundred Sixteen Thousand Six Hundred Sixty-Six and 67/100 Dollars ($716,666.67), over (ii) the sum of (I) the Mamaroneck Condition Failure Costs that have theretofore accrued, and (II) the Mamaroneck Title Costs that have theretofore accrued. As used herein, the term "330 Conditions" shall mean, collectively, the conditions described in
Section 9.3 hereof to the extent that such conditions derive from facts or circumstances involving the 330 Property. As used herein, the term "Available 330 Materiality Amount" shall mean, at any particular time, the excess, if any, of (i) Two Hundred Eighty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($283,333.33), over (ii) the sum of (I) the 330 Condition Failure Costs that have theretofore accrued, and (II) the 330 Title Costs that have theretofore accrued. If Purchaser exercises Purchaser's rights under this Section 7.1(B) to refuse to consummate its purchase of the Mamaroneck Property, then Purchaser shall also have the right, simultaneously therewith, to terminate this Agreement in its entirety. If Purchaser exercises Purchaser's rights under this Section 7.1(B) to refuse to consummate its purchase of the 330 Property, then Purchaser shall also have the right, simultaneously therewith, to terminate this Agreement in its entirety. Purchaser's exercising Purchaser's right to refuse to consummate its purchase of the Mamaroneck Property pursuant to this Section 7.1(B) as aforesaid (without Purchaser's simultaneously terminating this Agreement as aforesaid) shall not affect Seller's or Purchaser's obligations hereunder with respect to the 2 Park Interest or the 330 Property nor entitle Purchaser to the return of the Letter of Credit as a result thereof. Purchaser's exercising Purchaser's right to refuse to consummate its purchase of the 330 Property pursuant to this Section 7.1(B) as aforesaid (without Purchaser's simultaneously terminating this Agreement as aforesaid) shall not affect Seller's or Purchaser's obligations hereunder with respect to the 2 Park Interest or the Mamaroneck Property nor entitle Purchaser to the return of the Letter of Credit as a result thereof. If this Agreement is terminated in its entirety, as aforesaid, then Purchaser shall be entitled to the return of the Letter of Credit, and thereupon, no party shall have thereafter any continuing rights, duties or obligations hereunder (except that the parties' respective obligations under Section 10 and
Section 15.9 hereof shall survive said termination).

          7.2. Items to be Delivered by 550/330 Seller.  At the
Closing, and upon payment by Purchaser of the 550/330 Purchase
Price, 550/330 Seller shall deliver, or shall cause to be delivered, to Purchaser:

          Aa   With respect to the Mamaroneck Property:

               (i) an Assignment and Assumption of 550 Ground Lease, in the form of Exhibit "H-1" attached hereto and made a part hereof, and an Assignment and Assumption of 600 Ground Lease, in the form of Exhibit "H-2" attached hereto and made a part hereof, each (a) duly executed and acknowledged by 550/330 Seller so as to assign to Purchaser the interest of the lessee under the Mamaroneck Ground Leases, subject only to the Mamaroneck Permitted Exceptions, and (b) containing the covenant required by subdivision 5 of Section 13 of the Lien Law;

               (ii) a bargain and sale deed without covenants against grantor's acts (the "Mamaroneck Deed"), in proper statutory form for recording, duly executed and acknowledged by 550/330 Seller so as to convey to Purchaser the interest of 550/330 Seller in and to the Mamaroneck Improvements, subject only to the Permitted Exceptions, and which shall contain the covenant required by subdivision 5 of Section 13 of the Lien Law;

               (iii) a bill of sale, in the form of Exhibit "I-1" attached hereto and made a part hereof, duly executed by 550/330 Seller so as to convey to Purchaser the Mamaroneck Personal Property existing as of the Closing Date free and clear of all liens and encumbrances (other than the lien of the Mamaroneck Existing Mortgage, if the Mamaroneck Existing Mortgage is assigned to Purchaser's lender as contemplated by Section 8.6 hereof);

               (iv) an Assignment and Assumption of Mamaroneck Contract Rights and Mamaroneck Third-Party Contracts, in the form of Exhibit "J-1" attached hereto and made a part hereof, duly executed by 550/330 Seller so as to assign to Purchaser the interest of 550/330 Seller in and to the Mamaroneck Contract Rights and Mamaroneck Third-Party Contracts that are in effect on the Closing Date;

               (v) an Assignment and Assumption of Mamaroneck Space Leases, in the form of Exhibit "K-1" attached hereto and made a part hereof, duly executed by 550/330 Seller so as to assign to Purchaser the interest of the lessor in and to the Mamaroneck Space Leases that are in effect on the Closing Date;

               (vi) either (x) the Mamaroneck Security Deposits theretofore paid in cash to 550/330 Seller, or (y) at 550/330 Seller's option, an assignment in the form of Exhibit "L-1" attached hereto and made a part hereof, duly executed by 550/330 Seller so as to assign to Purchaser the interest of 550/330 Seller in and to the account or accounts in which such Mamaroneck Security Deposits have been deposited, together with an accounting certified by 550/330 Seller of the disposition, if any, of such Mamaroneck Security Deposits;

               (vii) all keys in 550/330 Seller's possession to, and all combinations to any locks on, all entrance doors to, and any equipment and utility rooms located in, the Mamaroneck
Improvements, appropriately tagged for identification;

               (viii) any original executed counterparts in 550/330 Seller's possession, or, in lieu thereof, true and correct copies, of (a) the documents comprising the Mamaroneck Contract Rights and Mamaroneck Third-Party Contracts, if any, that are in effect on the Closing Date, and (b) any plans or surveys in 550/330 Seller's possession relating to the Mamaroneck Real Estate;

               (ix) any original executed counterparts in 550/330
Seller's possession, or, in lieu thereof, true and correct copies, of (a) the Mamaroneck Space Leases that are in effect on the Closing Date, and (b) the Mamaroneck Ground Leases;

               (x) letters, addressed to each of the Mamaroneck Tenants, informing them that the Mamaroneck Security Deposits have been assigned and directing them to make payments thereafter coming due under the Mamaroneck Space Leases to Purchaser or as Purchaser may otherwise direct; and

               (xi) letters addressed to the lessor under the Mamaroneck Ground Leases advising that the interest of the lessee thereunder has been assigned to Purchaser, with two duplicate originals of the Assignment and Assumption of 550 Ground Lease and the Assignment and Assumption of 600 Ground Lease, each executed and acknowledged by 550/330 Seller and Purchaser and in form for recording attached thereto;

               (xii) to the extent any management contract for the Mamaroneck Office Property is in effect on the Closing Date, a letter addressed to the managing agent thereunder advising that the interest of 550/330 Seller has been sold to Purchaser and terminating such management contract as of the Closing Date;

               (xiii) 550/330 Seller's counterparts of all other
Mamaroneck Tenant records and documents, including but not limited to all licenses and permits and Mamaroneck Tenant insurance policies, certificates and endorsements, in either case to the extent in 550/330 Seller's possession; and

               (xiv) copies of all plans, specifications, mechanical, electrical and plumbing layouts and operating manuals in the possession of 550/330 Seller and used in connection with the operation and maintenance of the Mamaroneck Office Property other than those that relate to the operation of 550/330 Seller's business thereon, solely to the extent in 550/330 Seller's possession;

          Ba   With respect to the 330 Property:

               (i) an Assignment and Assumption of 330 Ground Lease in the form of Exhibit "H-2" attached hereto and made a part hereof, duly executed and acknowledged by 550/330 Seller so as to assign to Purchaser the interest of the lessee under the 330 Ground Lease, subject only to the Permitted Exceptions;

               (ii) a bill of sale, in the form of Exhibit "I-2" attached hereto and made a part hereof, duly executed by 550/330 Seller so as to convey to Purchaser the 330 Personal Property existing as of the Closing Date free and clear of all liens and encumbrances;

               (iii) an Assignment and Assumption of 330 Contract Rights and 330 Third-Party Contracts, in the form of Exhibit "J-2" attached hereto and made a part hereof, duly executed by 550/330 Seller so as to assign to Purchaser the interest of 550/330 Seller in and to the 330 Contract Rights and 330 Third-Party Contracts that are in effect on the Closing Date;

               (iv) an Assignment and Assumption of 330 Space Leases, in the form of Exhibit "K-2" attached hereto and made a part hereof, duly executed by 550/330 Seller so as to assign to Purchaser the interest of the lessor in and to the 330 Space Leases that are in effect on the Closing Date;

               (v) either (x) the 330 Security Deposits theretofore paid in cash to 550/330 Seller, or (y) at 550/330 Seller's option, an assignment in the form of Exhibit "L-2" attached hereto and made a part hereof, duly executed by 550/330 Seller so as to assign to Purchaser the interest of 550/330 Seller in and to the account or accounts in which such 330 Security Deposits have been deposited, together with an accounting certified by 550/330 Seller of the disposition, if any, of such 330 Security Deposits;

               (vi) all keys in 550/330 Seller's possession to, and all combinations in 550/330 Seller's possession to any locks in, all entrance doors to, and any equipment and utility rooms located in, the 330 Improvements, appropriately tagged for identification;

               (vii) any original executed counterparts in 550/330 Seller's possession, or, in lieu thereof, true and correct copies, of (i) the documents comprising the 330 Contract Rights and 330 Third-Party Contracts, if any, that are in effect on the Closing Date, and (ii) any plans or surveys in 550/330 Seller's possession relating to the 330 Real Estate;

               (viii) any original executed counterparts in 550/330 Seller's possession, or, in lieu thereof, true and correct copies, of (i) the 330 Space Leases that are in effect on the Closing Date, and (ii) the 330 Ground Lease;

               (ix) letters, addressed to each of the 330
Tenants, informing them that the 330 Security Deposits have been assigned and directing them to make payments thereafter coming due under the 330 Space Leases to Purchaser or as Purchaser may otherwise direct; and

               (x) a letter addressed to the lessor under the 330 Ground Lease advising that the interest of the lessee thereunder has been assigned to Purchaser, with two duplicate originals of the Assignment and Assumption of 330 Ground Lease executed and acknowledged by 550/330 Seller and Purchaser and in form for recording attached thereto;

               (xi) to the extent any management contract for the 330 Office Property is in effect on the Closing Date, a letter addressed to the managing agent thereunder advising that the interest of 550/330 Seller has been sold to Purchaser and terminating such management contract as of the Closing Date;

               (xii) 550/330's counterparts of all other 330
Tenant records and documents, including but not limited to all licenses and permits and 330 Tenant insurance policies, certificates and endorsements, in either case to the extent in 550/330 Seller's possession; and

               (xiii) copies of all plans, specifications, mechanical, electrical and plumbing layouts and operating manuals in the possession of 550/330 Seller and used in connection with the operation and maintenance of the 330 Office Property other than those that relate to the operation of 550/330 Seller's business thereon, solely to the extent in 550/330 Seller's possession;

          Ca   New York State Transfer Tax Returns and New York
City Transfer Tax Returns to the extent required for the transactions contemplated hereby, as described in Section 6.9 and
Section 6.10 hereof;

          Da   reasonable evidence to the effect that the
conditions described in Section 9.3(A) hereof are satisfied as if determined on and as of the Closing Date;

          Ea   a certification, duly executed by 550/330 Seller,
pursuant to which 550/330 Seller certifies to Purchaser that Seller is not a "foreign person," as such term is defined in
Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder;

          Fa   such evidence as the Title Company may reasonably
require as to the authority of the person or persons executing documents on behalf of 550/330 Seller;

          Ga   such indemnities, certificates, and affidavits as
may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to 550/330 Seller;

          Ha   a certificate, dated the Closing Date, in form and
substance reasonably satisfactory to Purchaser and duly executed by 550/330 Seller, describing in reasonable detail the extent to which the conditions described in Section 9.3 hereof would be satisfied if determined on and as of the Closing Date (it being understood that 550/330 Seller shall have no personal liability under such certificate from and after the Closing Date); and

          Ia   any other documentation reasonably required to
consummate the transaction contemplated hereby.
          7.3. Items to be Delivered by 2 Park Sellers. At the Closing, and upon delivery to the liquidating trust (for the benefit of each 2 Park Seller (or the partners in such 2 Park Seller)) of the Shares and cash constituting the 2 Park 99.5% Purchase Price, or upon the delivery of the cash constituting the 2 Park .5% Purchase Price, as the case may be, each 2 Park Seller shall deliver, or shall cause to be delivered, to Purchaser:

          Aa   an assignment and assumption agreement, in the
form of Exhibit "M" attached hereto and made a part hereof, duly executed by each 2 Park Seller so as to assign to Purchaser all of the right, title, and interest of such 2 Park Seller in the Partnership;

          Ba   an amended certificate of limited partnership for
the Partnership, reflecting that each 2 Park Seller has withdrawn from the Partnership and that Purchaser and/or one or more designees of Purchaser (if each such designee has been designated in accordance with the terms hereof) has been admitted to the Partnership as the sole general partner, duly executed by each 2 Park Seller;

          Ca   a certification, duly executed by each 2 Park
Seller, pursuant to which such 2 Park Seller certifies to Purchaser that such 2 Park Seller is not a "foreign person," as such term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder;

          Da   New York State Transfer Tax Returns and New York
City Transfer Tax Returns to the extent required for the transactions contemplated hereby, as described in Section 6.9 hereof;

          Ea   a certificate, dated the Closing Date, in form and
substance reasonably satisfactory to Purchaser and duly executed by each 2 Park Seller, to the effect that the representations made by such 2 Park Seller in Section 9.6 hereof are true as if made on and as of the Closing Date (it being understood that the personal liability of such 2 Park Seller for such certificate shall survive the Closing);

          Fa   a certificate, dated the Closing Date, in form and
substance reasonably satisfactory to Purchaser and duly executed by each 2 Park Seller, describing in reasonable detail the extent to which the conditions described in Section 9.4 hereof would be satisfied if determined on and as of the Closing Date (it being understood that no 2 Park Seller shall have personal liability under such certificate from and after the Closing); and

          Ga   any other documentation reasonably required to
consummate the transaction contemplated hereby.

          7.4. Items to be Delivered by Purchaser to 550/330
Seller. At the Closing, Purchaser shall deliver, or cause to be delivered, to 550/330 Seller:

          Aa   the 550/330 Purchase Price (together with the net
amount of any apportionments and other amounts due to 550/330
Seller at the Closing);

          Ba   With regard to the Mamaroneck Property:
               (i) the Assignment and Assumption of Mamaroneck
Space Leases, duly executed and acknowledged by Purchaser;

               (ii) the Assignment and Assumption of the Mamaroneck Ground Leases, duly executed and acknowledged by Purchaser;

               (iii) the Assignment and Assumption of Mamaroneck
Contract Rights and Mamaroneck Third-Party Contracts, duly executed by Purchaser; and

               (iv) reasonable evidence to the effect that Purchaser has complied with Section 15.02(c) or Section 15.02(d) of each of the Mamaroneck Ground Leases, as the case may be;

          Ca   With regard to the 330 Property:

               (i) the Assignment and Assumption of 330 Space
Leases, duly executed and acknowledged by Purchaser;

               (ii) the Assignment and Assumption of 330 Ground
Lease, duly executed and acknowledged by Purchaser; and

               (iii) the Assignment and Assumption of 330
Contract Rights and 330 Third-Party Contracts, duly executed by
Purchaser;

          Da   a New York State Transfer Tax Return and a New
York City Transfer Tax Return to the extent required for the transactions contemplated hereby and to the extent required to be executed by Purchaser, as described in Section 6.10 hereof;

          Ea   reasonable evidence to the effect that the
representation made by Purchaser in Section 9.5 hereof is true as if made on and as of the Closing Date; and

          Fa   any other documentation reasonably required to
consummate the transaction contemplated hereby.

          7.5. Items to be Delivered by Purchaser to 2 Park
Sellers. At the Closing, Purchaser shall deliver, or cause to be delivered, to 2 Park Sellers:

          Aa   the Shares and cash constituting the 2 Park 99.5%
Purchase Price, and the cash constituting the 2 Park .5% Purchase Price, together with, in each case, any other net amounts due to 2 Park Sellers at the Closing; provided, however, that Purchaser shall deliver said Shares to a designated liquidating trust pursuant to Section 3.3(A) hereof;

          Ba   the assignment and assumption agreement
transferring all of the right, title, and interest of the 2 Park
Sellers in the Partnership, duly executed and acknowledged by Purchaser;

          Ca   reasonable evidence to the effect that the
representation made by Purchaser in Section 9.5 hereof is true as if made on and as of the Closing Date; and

          Da   any other documentation reasonably required to
consummate the transaction contemplated hereby.

          7.6. Estoppel Letters.

          Aa   Within ten (10) days after the date hereof,
550/330 Seller shall request (i) an estoppel letter, substantially in the form attached hereto as Exhibit "N" and made a part hereof, from each 550/330 Tenant under a 550/330 Space Lease that is then in effect and which demises Two Thousand Five Hundred (2,500) rentable square feet or more of the 550/330 Improvements (a "550/330 Tenant Estoppel Letter"), and (ii) an estoppel letter from each lessor under the Mamaroneck Ground Leases, substantially in the form attached hereto as Exhibit "O-1" and made a part hereof, and from the lessor under the 330 Ground Lease, substantially in the form attached hereto as Exhibit "O-2" and made a part hereof (a "Ground Lease Estoppel Letter"; the 550/330 Tenant Estoppel Letters and the Ground Lease Estoppel Letters being collectively referred to herein as the "550/330 Estoppel Letters"). 550/330 Seller shall deliver to Purchaser copies of the 550/330 Estoppel Letters delivered to 550/330 Seller during the Contract Period (if any) promptly after 550/330 Seller's receipt thereof.

          Ba   Subject to the terms of this Section 7.6(B),
Purchaser may, at its option, terminate this Agreement by giving notice thereof to Sellers if, at or prior to the Closing, 550/330 Seller has not delivered to Purchaser (a) 550/330 Tenant Estoppel Letters for Mamaroneck Tenants that lease in the aggregate at least fifty percent (50%) of the rentable area of the Mamaroneck Improvements, (b) Ground Lease Estoppel Letters with respect to the Mamaroneck Property, (c) 550/330 Tenant Estoppel Letters for 330 Tenants that lease in the aggregate at least fifty percent (50%) of the rentable area of the 330 Improvements, or (d) a Ground Lease Estoppel Letter with respect to the 330 Property.
If Purchaser exercises Purchaser's right to terminate this Agreement under this Section 7.6(B) by reason of Seller's failure to deliver to Purchaser 550/330 Tenant Estoppel Letters that satisfy the requirements of clause (a) or clause (c) above, then 550/330 Seller shall have the right to declare Purchaser's aforesaid termination ineffective by delivering to Purchaser at the Closing a certificate, duly executed by 550/330 Seller, regarding the same matters that would have been covered by a 550/330 Tenant Estoppel Letter for particular Mamaroneck Tenants or 330 Tenants identified by Seller (so that Purchaser has received either a 550/330 Tenant Estoppel, or the aforesaid certificate of Seller, for each of (i) Mamaroneck Tenants that lease at least fifty percent (50%) of the rentable area of the Mamaroneck Improvements in the aggregate, and (ii) 330 Tenants that lease at least fifty percent (50%) of the rentable area of the 330 Improvement in the aggregate). Purchaser acknowledges that 550/330 Seller's liability under the aforesaid certificate of 550/330 Seller shall survive the Closing only for a period of sixty (60) days. If 550/330 Seller fails to deliver to Purchaser 550/330 Tenant Estoppel Letters that satisfy the requirements described in clause (a) above (or the aforesaid certificate of 550/330 Seller, as the case may be), or Ground Lease Estoppel Letters that satisfy the requirements described in clause (b) above, then Purchaser shall have the right to exercise Purchaser's aforesaid rights to terminate this Agreement (1) with respect to the Mamaroneck Property only, or (2) in its entirety. If 550/330 Seller fails to deliver to Purchaser 550/330 Tenant Estoppel Letters that satisfy the requirements described in clause (c) above (or the aforesaid certificate of 550/330 Seller, as the case may be), or a Ground Lease Estoppel Letter that satisfies the requirements described in clause (d) above, then Purchaser shall have the right to exercise Purchaser's aforesaid rights to terminate this Agreement (1) with respect to the 330 Property only, or (2) in its entirety. If this Agreement is terminated with respect to the Mamaroneck Property only, as aforesaid, then (i) no party shall have thereafter any continuing rights, duties or obligations hereunder with respect to the Mamaroneck Property (except that the parties' obligations under Section 10 and Section 15.9 hereof shall survive said termination), and (ii) said termination shall not affect Seller's or Purchaser's obligations hereunder with respect to the 2 Park Interest or the 330 Property nor entitle Purchaser to the return of the Letter of Credit as a result thereof. If this Agreement is terminated with respect to the 330 Property only, as aforesaid, then (i) no party shall have thereafter any continuing rights, duties or obligations hereunder with respect to the 330 Property (except that the parties' obligations under Section 10 and Section 15.9 hereof shall survive said termination), and (ii) said termination shall not affect Seller's or Purchaser's obligations hereunder with respect to the 2 Park Interest or the Mamaroneck Property nor entitle Purchaser to the return of the Letter of Credit as a result thereof. If this Agreement is terminated in its entirety, as aforesaid, then Purchaser shall be entitled to the return of the Letter of Credit, and thereupon, no party shall have thereafter any continuing rights, duties or obligations hereunder (except that the parties' respective obligations under Section 10 and Section 15.9 hereof shall survive said termination).

          7.7. Litigation. Purchaser may, at its option, terminate this Agreement if the "Final Date" has not occurred under the Stipulation and Agreement of Compromise, Settlement and Release (the "Settlement Agreement") with respect to the pending class action described on Exhibit "R" attached hereto and made a part hereof, and the Closing has not theretofore occurred, on or prior to July 30, 1999 by giving notice thereof to Sellers not later than August 15, 1999, except that Sellers shall have the right to declare Purchaser's aforesaid termination ineffective if
(x) Sellers are then ready, willing and able to consummate the transaction contemplated hereby, and (y) the Final Date occurs within fifteen (15) days after the date when Purchaser gives such notice to Sellers. If Purchaser elects to terminate this Agreement as aforesaid (and Sellers do not declare such termination ineffective, as aforesaid), then Sellers promptly shall return the Letter of Credit (or the proceeds thereof, if theretofore presented for payment) to Purchaser and, thereupon, no party shall have any continuing rights, duties, or obligations hereunder with respect to either the 550/330 Property or the 2 Park Interests (except that the parties' obligations under Section 10 and Section 15.9 hereof shall survive said termination).

          7.8. Security Deposits.  550/330 Seller shall either
(x) pay to Purchaser at the Closing an amount equal to the 550/330 Security Deposits theretofore paid in cash (whether or not such security is in the possession of 550/330 Seller on the Closing Date) to 550/330 Seller, or (y) at 550/330 Seller's option, grant an assignment of the account or accounts in which such 550/330 Security Deposits have been deposited (whether or not such security is in the possession of 550/330 Seller on the Closing Date), together with an accounting certified by 550/330 Seller of the disposition, if any, of such 550/330 Security Deposits. 550/330 Seller shall use its reasonable efforts promptly after the Closing to cause each letter of credit issued as a 550/330 Security Deposit either to be (x) reissued in favor of Purchaser as of the Closing Date, or (y) otherwise amended or endorsed so as to render Purchaser the beneficiary of such letter of credit as of the Closing Date. Until any such letter of credit has been reissued, amended, or endorsed in favor of Purchaser, 550/330 Seller shall reasonably cooperate with Purchaser in effecting a draw of the letter of credit if Purchaser is entitled thereto in accordance with the terms of the applicable 550/330 Space Lease. Purchaser shall indemnify 550/330 Seller and hold 550/330 Seller harmless from and against any and all losses, liabilities, damages, costs, or expenses (including, without limitation, reasonable attorneys' fees and disbursements) that 550/330 Seller sustains in connection with 550/330 Seller's drawing upon any such letter of credit after the Closing. The provisions of this Section 7.8 shall survive the Closing.

          7.9. Miscellaneous Covenants of Purchaser.

          Aa   Purchaser shall comply with Section 15.02(c) and
Section 15.02(d) of the Mamaroneck Ground Leases, if applicable.

          Ba   Purchaser shall comply with Section 20.01 of the
330 Ground Lease and deliver a copy of the Assignment and Assumption of 330 Ground Lease to the lessor thereunder.

          Ca   The provisions of this Section 7.9 shall survive
the Closing.

          80   Inspection; Title Insurance, UCC Search and
Survey; Violations.

          8.1. Property Condition and Inspection.

          A. Subject to the terms of this Section 8.1, 550/330 Seller agrees that Purchaser, its agents, contractors and consultants may, on reasonable prior notice to 550/330 Seller and the lessor under the Mamaroneck Ground Leases, the 330 Ground Lease, and any affected 550/330 Tenant, as appropriate, and in accordance with the terms of the Mamaroneck Ground Leases, the 330 Ground Lease, and any applicable 550/330 Space Leases, for a period ending thirty (30) days after the date hereof (the "Inspection Period"), enter the 550/330 Property to conduct, at Purchaser's sole cost and expense, (i) an engineering inspection of the 550/330 Property to determine whether the physical properties and structures are reasonably sound and in good working order, (ii) to prepare (A) an update of the Mamaroneck Survey or of the 330 Survey, (B) a new survey for the Mamaroneck Property, or (C) a new survey of the 330 Property (such update, such new survey, or such survey being referred to herein as a "Current Survey"), and (iii) to complete a Phase I environmental survey with respect to the 550/330 Real Estate; provided, however, that such Phase I survey shall (A) be prepared by a nationally recognized environmental consulting firm acceptable to 550/330 Seller, (B) be conducted in accordance with the protocol established by the American Society for Testing and Materials, Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527-94, and (C) not involve any intrusive testing or sampling of the soil, groundwater, or other environmental media. A copy of any reports and surveys produced by Purchaser, its agents, contractors and consultants in connection herewith shall be provided to 550/330 Seller within ten (10) business days after their completion. Until the Closing has occurred, Purchaser shall keep confidential the results of any such inspection or survey that Purchaser performs or causes to be performed during the Inspection Period, except to the extent disclosure is otherwise required by law and except for disclosure to Purchaser's attorneys and other consultants. Nothing contained in this Section 8.1 (x) grants to Purchaser any right to terminate this Agreement, or (y) limits the provisions of Section 9.2 hereof.

          B. Purchaser hereby indemnifies, and agrees to defend and hold 550/330 Seller harmless, from and against any claims, demands, liabilities, damages, costs and expenses (including reasonable attorneys' fees and costs) for (i) personal injury or property damage to the extent incurred by reason of, or arising out of, any entry upon the 550/330 Property by Purchaser, its agents, contractors, and consultants, (ii) the conducting of any test, surveying, engineering and other inspection activities by Purchaser, its agents, contractors, and consultants (but not the results thereof), and (iii) any costs and/or damages sustained by or asserted against 550/330 Seller or the 550/330 Property, including, but not limited to, physical damage, physical injury to Purchaser's agents, contractors, and consultants, and any mechanics' and materialmen's liens, to the extent caused as a result or to the extent arising out of or in connection with the conducting of any inspections or examinations by Purchaser, its agents, contractors, and consultants (but not the results thereof). If Purchaser exercises Purchaser's right to enter upon the 550/330 Property as contemplated by this Section 8.1, then Purchaser, at Purchaser's sole cost and expense, shall obtain and keep in full force and effect during the period when such entry occurs a commercial general liability insurance policy, on an occurrence basis, in an amount of not less than $1,000,000 combined single limit, with a broad form contractual liability endorsement, which names 550/330 Seller as an additional insured thereunder. Purchaser shall not have the right to so enter upon the 550/330 Property without first providing to 550/330 Seller reasonable evidence to the effect that such insurance is in full force and effect.

          8.2. Designation of Title Company. Purchaser, within ten (10) business days after the date hereof, shall order (x) a title insurance commitment for the real property interests in the Mamaroneck Property to be conveyed by 550/330 Seller to Purchaser hereunder and a title insurance commitment for the real property interests in the 330 Property to be conveyed by 550/330 Seller to Purchaser hereunder (the "Title Commitments") from any reputable title insurance company designated by Purchaser that is licensed to do business in the State of New York (the "Title Company"), and (y) a search (the "UCC Search"), conducted by a reputable search company, of filings made against 550/330 Seller under the Uniform Commercial Code, as adopted in New York State, in the Office of the Clerk of the County of Westchester, the Office of the Clerk of the County of New York, or in the Office of the Department of State of the State of New York. Purchaser shall instruct the Title Company and such search company to proceed with due diligence.

          8.3. 550/330 Seller's Title Affidavit. 550/330 Seller, at the Closing, shall deliver to Purchaser an affidavit, in form reasonably satisfactory to Purchaser or the Title Company, to the effect that 550/330 Seller is not affected by any judgments, bankruptcy proceedings, environmental control board liens and other similar matters which appear in the Title Commitments or in the UCC Search and which do not involve 550/330 Seller.

          8.4. Certain Costs. Purchaser shall pay the premium for Purchaser's title insurance policies and all related charges and survey costs incurred in connection with such policies, and the cost of the UCC Search. Purchaser shall pay all costs associated with recording the Mamaroneck Deed, the Assignment and Assumption of 550 Ground Lease, the Assignment and Assumption of 600 Ground Lease, and the Assignment and Assumption of 330 Ground Lease, other than the State Transfer Tax and the City Transfer Tax (which Seller shall pay in accordance with the provisions of Section 6.10 hereof).

          8.5. Designation of Defects.

          A. Purchaser, on or prior to the fifteenth (15th) business day after the date when Purchaser receives the Title Commitments from the Title Company or the UCC Search from the search company, as the case may be, or, in either case, any update thereof, shall give 550/330 Seller a copy of the Title Commitments or the UCC Search, or such update, as the case may be, together with a notice of Purchaser's objections (if any) to
(a) any easements, liens and other similar items that the Title Company lists in the respective Title Commitments (or such updates) as encumbrances on either (x) the Mamaroneck Property (other than the Mamaroneck Permitted Exceptions), or (y) the 330 Property (other than the 330 Permitted Exceptions), and (b) any liens, security interests and other similar items that are disclosed on the UCC Search (or such update) (other than the Mamaroneck Permitted Exceptions and 330 Permitted Exceptions).

          B. If Purchaser orders a Current Survey, then Purchaser, on or prior to the fifteenth (15th) business day after the date when Purchaser receives such Current Survey, shall give 550/330 Seller a copy thereof, together with a notice of Purchaser's objections to any matters disclosed thereon (and not theretofore disclosed in the respective Title Commitments or the UCC Search) which do not otherwise constitute either Mamaroneck Permitted Exceptions or 330 Permitted Exceptions (any items identified in the respective Title Commitments or the UCC Search (or an update thereof), or the Current Survey, to which, in each case, Purchaser objects as provided in Section 8.5(A) hereof or in this Section 8.5(B), being referred to herein as a "Defect"). Purchaser's right to designate Defects disclosed on a Current Survey is conditioned upon Purchaser (i) ordering the Current Survey from a reputable surveyor within ten (10) business days of the date hereof, and (ii) instructing said surveyor to proceed with due diligence.

          C. If Purchaser does not identify a title exception or a survey defect as a Defect in accordance with this Section 8.5, then such title exception or survey defect shall constitute either a Mamaroneck Permitted Exception, if it concerns the Mamaroneck Property, or a 330 Permitted Exception, if it concerns the 330 Property, for purposes hereof.

          D. Except as expressly provided in this Section 8, 550/330 Seller is under no obligation to remove any Defect. 550/330 Seller shall have the right to adjourn the Closing from time to time for a reasonable period of time (not to exceed sixty
(60) days in the aggregate) to clear Defects. If (i) a Defect is not of the type specified in Section 8.5(G) hereof, and (ii) 550/330 Seller is unable to clear such Defect or elects not to do so, as a result of which 550/330 Seller is unable to convey title to either the Mamaroneck Property or the 330 Property in accordance with the provisions hereof, then 550/330 Seller shall so notify Purchaser.

          E. If (i) a notice given by Purchaser designating Defects concerns the Mamaroneck Property, and (ii) the reasonable cost of clearing such Defects (the "Mamaroneck Title Cost") exceeds the Available Mamaroneck Materiality Amount, then Purchaser, within ten (10) business days following receipt thereof, shall either (x) elect to terminate this Agreement (I) with respect to the Mamaroneck Property only, or (II) in its entirety, in either case by notice given to 550/330 Seller, or
(y) elect to accept title to the Mamaroneck Property subject to such Defects, in which case the parties shall consummate the transaction contemplated hereby in accordance with the provisions hereof, except that Purchaser shall be entitled to a credit against the 550/330 Purchase Price in an amount equal to the lesser of (i) the excess of the Mamaroneck Title Cost over the Available Mamaroneck Materiality Amount, and (ii) Two Hundred Fifty Thousand Dollars ($250,000). If (i) a notice given by Purchaser designating Defects concerns the Mamaroneck Property, and (ii) the Mamaroneck Title Cost does not exceed the Available Mamaroneck Materiality Amount, then the parties shall consummate the transaction contemplated hereby in accordance with the provisions hereof, without Purchaser being entitled to any credit against the 550/330 Purchase Price. If Purchaser does not make such election within such ten (10) business day period, then Purchaser shall be deemed to have elected clause (y) above with the same force and effect as if Purchaser had elected clause (y) within such ten (10) business day period. If this Agreement is terminated with respect to the Mamaroneck Property only, as aforesaid, then (i) no party shall have thereafter any continuing rights, duties or obligations hereunder with respect to the Mamaroneck Property (except that the parties' obligations under Section 10 and Section 15.9 hereof shall survive said termination), and (ii) said termination shall not affect Seller's or Purchaser's obligations hereunder with respect to the 2 Park Interests or the 330 Property nor entitle Purchaser to the return of the Letter of Credit as a result thereof. If this Agreement is terminated in its entirety, as aforesaid, then Purchaser shall be entitled to the return of the Letter of Credit, and thereupon, no party shall have thereafter any continuing rights, duties or obligations hereunder (except that the parties' respective obligations under Section 10 and Section 15.9 hereof shall survive said termination).

          F. If (i) a notice given by Purchaser designating Defects concerns the 330 Property, and (ii) the reasonable cost of clearing such Defects (the "330 Title Cost") exceeds the Available 330 Materiality Amount, then Purchaser, within ten (10) business days following receipt thereof, shall either (x) elect to terminate this Agreement (I) with respect to the 330 Property only, or (II) in its entirety, in either case by notice given to 550/330 Seller, or (y) elect to accept title to the 330 Property subject to such Defects, in which case the parties shall consummate the transaction contemplated hereby in accordance with the provisions hereof, except that Purchaser shall be entitled to a credit against the 550/330 Purchase Price in an amount equal to the lesser of (i) the excess of the 330 Title Cost over the Available 330 Materiality Amount, and (ii) Two Hundred Fifty Thousand Dollars ($250,000). If (i) a notice given by Purchaser designating Defects concerns the 330 Property, and (ii) the 330 Title Cost does not exceed the Available 330 Materiality Amount, then the parties shall consummate the transaction contemplated hereby in accordance with the provisions hereof, without Purchaser being entitled to any credit against the 550/330 Purchase Price. If Purchaser does not make such election within such ten (10) business day period, Purchaser shall be deemed to have elected clause (y) above with the same force and effect as if Purchaser had elected clause (y) within such ten (10) business day period. If this Agreement is terminated with respect to the 330 Property only, as aforesaid, then (i) no party shall have thereafter any continuing rights, duties or obligations hereunder with respect to the 330 Property (except that the parties' obligations under Section 10 and Section 15.9 hereof shall survive said termination), and (ii) said termination shall not affect Seller's or Purchaser's obligations hereunder with respect to the 2 Park Interest or the Mamaroneck Property nor entitle the Purchaser to the return of the Letter of Credit as a result thereof. If this Agreement is terminated in its entirety, as aforesaid, then Purchaser shall be entitled to the return of the Letter of Credit, and thereupon, no party shall have thereafter any continuing rights, duties or obligations hereunder (except that the parties' respective obligations under Section 10 and
Section 15.9 hereof shall survive said termination).

          G. Except as provided in Section 8.7 hereof, if, as of the Closing Date, the Mamaroneck Property or the 330 Property is subject to any Defect that constitutes (i) a mechanic's lien or a materialman's lien which, in either case, do not derive from work performed by or on behalf of, or materials supplied to, any 550/330 Tenant, (ii) a mortgage made by 550/330 Seller, (iii) a security interest granted by 550/330 Seller, (iv) a judgment lien against 550/330 Seller, or (v) an execution lien against 550/330 Seller, which either individually or when aggregated with other items of the nature described in this Section 8.5(G) are in a liquidated amount equal to or less than the 550/330 Purchase Price, then, subject to Section 8.6 hereof, 550/330 Seller shall cause such Defects to be removed and discharged of record on or before the Closing Date.

          8.6. Removal of Defects.

          A. 550/330 Seller, in lieu of satisfying any liens or encumbrances affecting the 550/330 Property, may (but, subject to Section 8.5(G) hereof, shall be under no obligation to) either
(x) direct Purchaser to apply a portion of the 550/330 Purchase Price to the satisfaction of such liens and encumbrances affecting either the Mamaroneck Property and/or the 330 Property, as appropriate, provided that 550/330 Seller, at the Closing, delivers to Purchaser or the Title Company instruments in recordable form and sufficient to satisfy of record such liens and encumbrances, together with the cost of recording or filing such instruments, or (y) if such lien or encumbrance is for an amount less than One Million Dollars ($1,000,000), deliver to the Title Company such security or other documents sufficient to induce the Title Company to insure Purchaser against collection of such liens and/or encumbrances, including interest and penalties, against either the Mamaroneck Property or the 330 Property affected by the aforesaid Defect, in which event such liens and encumbrances shall not be objections to title.

          B. Purchaser shall provide 550/330 Seller, at the Closing, with separate certified and/or official checks drawn on, or by, a Qualified Bank, payable as directed by 550/330 Seller, in an aggregate amount not to exceed the 550/330 Purchase Price as contemplated by Section 8.6(A) hereof to facilitate the satisfaction of any such liens or encumbrances, provided that 550/330 Seller gives notice thereof to Purchaser on or prior to the second (2nd) business day before the Closing Date.

          8.7. Assignment of Existing Mamaroneck Mortgage.

          A. Subject to the provisions of this Section 8.7, Purchaser may elect up to twenty (20) days prior to the Closing Date to require 550/330 Seller to request that the holder of the mortgage that constitutes a first lien on 550/330 Seller's interests in the Mamaroneck Property as of the date hereof, as described on Exhibit "S" attached hereto and made a part hereof, assign such mortgage, together with the note secured thereby, at the Closing to a mortgagee designated by Purchaser (such mortgage being referred to herein as the "Existing Mamaroneck Mortgage"; such holder of the Existing Mamaroneck Mortgage being referred to herein as the "Existing Mamaroneck Mortgagee"). 550/330 Seller shall have no obligation to consummate any such assignment of the Existing Mamaroneck Mortgage and the note secured thereby unless, at the Closing, and prior to the consummation of such assignment, the Existing Mamaroneck Mortgagee releases 550/330 Seller (and any other person or entity related to or affiliated with 550/330 Seller) from any personal liability in connection with the Existing Mamaroneck Mortgage and the note secured thereby, and any of the other documents executed in connection therewith.

          B. If the Existing Mamaroneck Mortgagee assigns the Existing Mamaroneck Mortgage and the note secured thereby to Purchaser's designee as contemplated by this Section 8.7, then
(a) the Existing Mamaroneck Mortgage shall constitute a Mamaroneck Permitted Exception for purposes hereof, (b) Purchaser shall pay in advance the costs imposed by the Existing Mamaroneck Mortgagee (or the Existing Mamaroneck Mortgagee's counsel) in connection with the assignment of the Existing Mamaroneck Mortgage and the note secured thereby, and (c) Purchaser, at the Closing, shall direct Purchaser's lender to pay to the Existing Mamaroneck Mortgagee the aggregate amount then due and owing to the Existing Mamaroneck Mortgagee in respect of the loan secured by the Existing Mamaroneck Mortgage (it being understood that such aggregate amount paid by Purchaser's lender to the Existing Mamaroneck Mortgagee shall (i) constitute a credit against the 550/330 Purchase Price due to 550/330 Seller at the Closing, and
(ii) not exceed the 550/330 Purchase Price due to 550/330 Seller at the Closing).

          8.8. 550/330 Violations.

          A. All violations of law or municipal ordinances, orders or requirements noted in or issued by the department of buildings, fire, labor, health or other federal, state, county, municipal or other departments and governmental agencies having jurisdiction against or affecting the Mamaroneck Real Estate and/or the 330 Real Estate and any outstanding work orders and requirements of the insurance company presently insuring the Mamaroneck Property and/or the 330 Property under the 550/330 Insurance Policies shall be the sole responsibility of Purchaser and Purchaser shall accept title to the 550/330 Property subject to such violations without any abatement of the 550/330 Purchase Price (such violations, work orders and requirements being collectively referred to herein as "Violations").

          B. Notwithstanding Section 8.8(A) hereof, if, with respect to the Mamaroneck Property, the reasonable cost (the "Mamaroneck Violations Cost") of complying with the Violations that first arise of record during the period (a) commencing on the earlier to occur of (X) the sixtieth (60th) day after the date when the court enters an order approving the consummation of the transaction contemplated hereby and by the Settlement Agreement, and (Y) the ninetieth (90th) day after the date hereof, and (b) ending on the day immediately preceding the Closing Date, exceeds Two Hundred Thousand Dollars ($200,000), then Purchaser may, at its option, terminate this Agreement (I) with respect to the Mamaroneck Property only, or (II) in its entirety, in either case by giving notice thereof to Sellers at or prior to the Closing (unless Sellers, at Sellers' option, either (i) performs the work required to clear any such Violations, or (ii) grants to Purchaser a credit against the 550/330 Purchase Price at the Closing in an amount equal to the excess of the Mamaroneck Violations Cost over Two Hundred Thousand Dollars ($200,000)). If this Agreement is terminated with respect to the Mamaroneck Property, as aforesaid, then (i) no party shall have thereafter any continuing rights, duties or obligations hereunder with respect to the Mamaroneck Property (except that the parties' obligations under Section 10 and Section 15.9 hereof shall survive said termination), and (ii) said termination shall not affect Seller's or Purchaser's obligations hereunder with respect to the 2 Park Interest or the 330 Property nor entitle Purchaser to the return of the Letter of Credit as a result thereof. If this Agreement is terminated in its entirety, as aforesaid, then Purchaser shall be entitled to the return of the Letter of Credit, and thereupon, no party shall have thereafter any continuing rights, duties or obligations hereunder (except that the parties' respective obligations under Section 10 and Section 15.9 hereof shall survive said termination). Purchaser is hereby authorized to make the necessary Violation searches for the Mamaroneck Property and, upon request, 550/330 Seller shall furnish Purchaser with such further authorization to make additional Violation searches for the Mamaroneck Property as may be necessary.

          C. Notwithstanding Section 8.8(A) hereof, if, with respect to the 330 Property, the reasonable cost (the "330 Violations Cost") of complying with the Violations that first arise of record during the period (a) commencing on the earlier of (X) the sixtieth (60th) day after the date when the court enters an order approving the consummation of the transaction contemplated hereby and by the Settlement Agreement, and (Y) the ninetieth (90th) day after the date hereof, and (b) ending on the day immediately preceding the Closing Date, exceeds Two Hundred Thousand Dollars ($200,000), then Purchaser may, at its option, terminate this Agreement (I) with respect to the 330 Property only, or (II) in its entirety, in either case by giving notice thereof to Sellers at or prior to the Closing (unless Seller, at Seller's option, either (i) performs the work required to clear any such Violations, or (ii) grants to Purchaser a credit against the 550/330 Purchase Price at the Closing in an amount equal to the excess of the 330 Violations Cost over Two Hundred Thousand Dollars ($200,000)). If this Agreement is terminated with respect to the 330 Property, as aforesaid, then (i) no party shall have thereafter any continuing rights, duties or obligations hereunder with respect to the 330 Property (except that the parties' obligations under Section 10 and Section 15.9 hereof shall survive said termination), and (ii) said termination shall not affect Seller's or Purchaser's obligations hereunder with respect to the 2 Park Interest or the Mamaroneck Property nor entitle the Purchaser to the return of the Letter of Credit as a result thereof. If this Agreement is terminated in its entirety, as aforesaid, then Purchaser shall be entitled to the return of the Letter of Credit, and thereupon, no party shall have thereafter any continuing rights, duties or obligations hereunder (except that the parties' respective obligations under Section 10 and Section 15.9 hereof shall survive said termination). Purchaser is hereby authorized to make the necessary Violation searches for the 330 Property and, upon request, 550/330 Seller shall furnish Purchaser with such further authorization to make additional Violation searches for the 330 Property as may be necessary.

          9.   Merger; Representations.

          9.1. Merger.

          A. The acceptance of the Mamaroneck Deed, the Assignment and Assumption of 550 Ground Lease, the Assignment and Assumption of 600 Ground Lease, and the Assignment and Assumption of 330 Ground Lease by Purchaser shall be deemed to be an acknowledgment by Purchaser that 550/330 Seller has fully performed, discharged and complied with all of 550/330 Seller's obligations, representations, warranties, covenants and agreements hereunder, that 550/330 Seller is discharged therefrom and that 550/330 Seller shall have no further liability with respect thereto, except for those which are herein specifically stated to survive the Closing.

          B. The acceptance of the Assignment and Assumption of 2 Park Interests shall be deemed to be an acknowledgment by Purchaser that 2 Park Sellers have fully performed, discharged and complied with all of 2 Park Sellers' obligations, representations, warranties, covenants and agreements hereunder, that 2 Park Sellers are discharged therefrom and that 2 Park Sellers shall have no further liability with respect thereto, except for those which are herein specifically stated to survive the Closing. Purchaser and 2 Park Sellers acknowledge and agree that upon the execution and delivery of the items listed in
Section 7.5 hereof, 2 Park Sellers shall be deemed to have withdrawn from the Partnership.

          9.2. No Implied Representations. Purchaser represents, warrants and agrees (i) that Purchaser has examined and understands the operation and/or condition of (a) the 550/330 Property, and (b) the parcel of land described on Exhibit "U" attached hereto and made a part hereof, as well as the buildings and improvements built on or attached to said parcel (the "2 Park Improvements"), and the fixtures, personal property, and rights under leases, contracts, easements, right-of-ways, licenses, privileges, and servitudes appurtenant thereto (the items of property listed in this Section 9.2(i)(b) being referred to collectively herein as the "2 Park Real Estate and Related Interests"), (ii) that Purchaser has made such examination of the operation, income and expenses of the 550/330 Property and the 2 Park Real Estate and Related Interests, as well as all other matters and documents affecting or relating to this transaction, the 550/330 Property, or the 2 Park Real Estate and Related Interests, as Purchaser deemed necessary, (iii) that except for express representations and warranties of 550/330 Seller set forth herein, neither 550/330 Seller nor the affiliates, employees, agents, attorneys, partners, officers, directors, advisors or property manager of 550/330 Seller, nor Mamaroneck Broker, have made any verbal or written representations, warranties or statements of any nature or kind whatsoever to Purchaser, whether expressed or implied, and, in particular, that no representations or warranties have been made with respect to
(a) the physical condition or operation of the 550/330 Property,
(b) the revenues and expenses of the 550/330 Property, (c) the zoning and other laws, regulations and rules applicable to the 550/330 Property or the compliance of the 550/330 Property therewith, (d) the Mamaroneck Space Leases, the Mamaroneck Ground Leases, the Mamaroneck Security Deposits, the Mamaroneck Third-Party Contracts, the Mamaroneck Contract Rights, the 330 Space Leases, the 330 Ground Leases, the 330 Security Deposits, the 330 Third-Party Contracts, or the 330 Contract Rights, and any rights or obligations of 550/330 Seller thereunder, (e) the occupancy of the 550/330 Real Estate or any part thereof, (f) the quantity, quality or condition of the Mamaroneck Fixtures and the 330 Fixtures, or (g) any other matter or thing affecting or related to the 550/330 Property or the transactions contemplated hereby, except as and solely to the extent herein specifically set forth, and (iv) that except for express representations and warranties of 2 Park Sellers set forth herein, neither 2 Park Sellers nor their affiliates, employees, attorneys, agents, partners, officers, directors, advisors or property manager have made any verbal or written representations, warranties or statements of any nature or kind whatsoever to Purchaser, whether expressed or implied, and, in particular, that no representations or warranties have been made with respect to (a) the physical condition or operation of the 2 Park Real Estate and Related Interests, (b) the revenues and expenses of the 2 Park Real Estate and Related Interests, (c) the zoning and other laws, regulations and rules applicable to the 2 Park Real Estate and Related Interests or the compliance of the same therewith, (d) any leases or other agreements for the present or future use or occupancy of any space in the 2 Park Improvements, in respect of which 2 Park Sellers hold the interest of the lessor thereunder, in effect on the date hereof, (f) any assignable guaranties, warranties, certificates, rights, privileges, licenses and permits, as well as any deposits made by 2 Park Sellers (or 2 Park Sellers' predecessors-in-interest) with utility companies, relating solely to the 2 Park Real Estate and Related Interests, in effect on the date hereof, (g) any material management, brokerage, service, or maintenance contracts or collective bargaining or other union agreements with respect to the 2 Park Real Estate and Related Interests, and any rights or obligations of 2 Park Sellers thereunder, in effect on the date hereof, (h) the occupancy of the 2 Park Real Estate and Related Interests or any part thereof, (i) the quantity, quality or condition of any fixtures appurtenant to the 2 Park Real Estate and Related Interests, (j) the extent, nature or amount of any of the assets or liabilities of the Partnership or the Two Park Partnership,
(k) the enforceability of the partnership agreement for the Partnership or the Two Park Partnership, (l) the absence or existence of any disputes regarding the partnership agreements for the Partnership or the Two Park Partnership (including, without limitation, disputes regarding tax matters), or (m) any other matter or thing affecting or related to the 2 Park Interests, the 2 Park Real Estate and Related Interests, or the transactions contemplated hereby, except as and solely to the extent herein specifically set forth. Subject to Section 10 hereof, Purchaser agrees to accept the tangible items of the 550/330 Property and 2 Park Real Estate and Related Interests on an "As-Is" basis, in their present condition, subject to reasonable use, wear, tear and natural deterioration during the Contract Period.

          9.3. Certain Conditions Relating to 550-600 Mamaroneck Avenue and 330 West 34th Street. Subject to Section 7.1(B) hereof, Purchaser shall have no obligation to consummate the transaction contemplated hereby unless each of the following statements are true as of the date hereof:

          A. (i) 550/330 Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of New York, (ii) 550/330 Seller has the partnership power and authority to own and operate the 550/330 Property and execute and deliver, and perform its obligations under, this Agreement, and (iii) 550/330 Seller's execution and delivery of this Agreement, and the performance of 550/330 Seller's obligations hereunder, have been authorized by all necessary partnership action on the part of 550/330 Seller;

          B. no assessments, special assessments or improvement district assessments have become a lien on the 550/330 Property (other than (i) ordinary real estate taxes imposed in respect of the 550/330 Property that are not delinquent, and (ii) with regard to the 330 Property, any charges, assessments, levies, or other sums imposed pursuant to the requirements of the 34th Street Business Improvement District that are not delinquent);

          C. 550/330 Seller has not received an official notice of any Violations affecting the Mamaroneck Real Estate or the 330
Real Estate other than those listed on Exhibit "T" attached hereto and made a part hereof;

          D. (i) the copies of the Mamaroneck Ground Leases attached as Exhibit "V-1" hereto and made a part hereof are true, correct, and complete; and (ii) the copy of the 330 Ground Lease attached as Exhibit "V-2" hereto and made a part hereof is true, correct, and complete;

          E. the Mamaroneck Ground Leases and the 330 Ground Lease are in full force and effect, and 550/330 Seller as lessee under the Mamaroneck Ground Leases and the 330 Ground Lease is not in default of any of its obligations thereunder which has not been cured;
          F. to 550/330 Seller's knowledge, there has been no default by the landlord under either of the Mamaroneck Ground Leases or the 330 Ground Lease which has not been cured;

          G. (i) the only Mamaroneck Space Leases in effect as of the date hereof are listed on Exhibit "W-1" attached hereto and made a part hereof, and (ii) the only 330 Space Leases in effect as of the date hereof are listed on Exhibit "W-2" attached hereto and made a part hereof;

          H.   the copies of the Mamaroneck Space Leases and 330
Space Leases heretofore delivered to Purchaser by or on behalf of 550/330 Seller are true, correct, and complete;

          I. (i) the copies of the current rent roll for the Mamaroneck Property attached as Exhibit "W-1" hereto and made a part hereof is true, correct, and complete; and (ii) the copy of the current rent roll for the 330 Property attached as Exhibit "W-2" hereto and made a part hereof is true, correct, and complete;

          J. (i) the Mamaroneck Space Leases listed on Exhibit "W-1" attached hereto are in full force and effect, and except as otherwise indicated on Exhibit "X-1" attached hereto and made a part hereof, 550/330 Seller as lessor under such Mamaroneck Space Leases is not in default of any of its obligations to any Mamaroneck Tenants which have not been cured, and (ii) the 330 Space Leases listed on Exhibit "W-2" attached hereto are in full force and effect, and except as otherwise indicated on Exhibit "X-2" attached hereto and made a part hereof, 550/330 Seller as lessor under such 330 Space Leases is not in default of any of its obligations to any 330 Tenants which have not been cured;

          K. (i) the fixed rent and additional rent due to 550/330 Seller under the Mamaroneck Space Leases currently in effect are being billed to Mamaroneck Tenants in accordance with the schedule set forth on Exhibit "W-1" attached hereto and made a part hereof, (ii) fixed rent and additional rent due to 550/330 Seller under the 330 Space Leases currently in effect are being billed to 330 Tenants in accordance with the schedule set forth on Exhibit "W-2" attached hereto and made a part hereof, (iii) no Mamaroneck Tenant is in arrears in the payment of rent for more than the current calendar month, except as set forth on Exhibit "X-1" attached hereto and made a part hereof, (iv) no 330 Tenant is in arrears in the payment of rent for more than the current calendar month, except as set forth on Exhibit "X-2" attached hereto and made a part hereof, (iv) no Mamaroneck Tenant is entitled to "free" rent, rent concessions, rebates, rent abatements, set-offs, or offsets against rent or tenant improvement allowances except, in each case, as set forth in the applicable Mamaroneck Space Lease, and no Mamaroneck Tenant claims a right to any of the foregoing, except as set forth on Exhibit "Z-1" attached hereto and made a part hereof, and (v) no 330 Tenant is entitled to "free" rent, rent concessions, rebates, rent abatements, set-offs, or offsets against rent or tenant improvement allowances except, in each case, as set forth in the applicable 330 Space Lease, and no 330 Tenant claims a right to any of the foregoing, except as set forth on Exhibit "Z-2" attached hereto and made a part hereof;

          L.   [intentionally omitted]

          M. (i) no brokerage commissions will be due after the Closing either (a) upon any extension or renewal of, or election of a Mamaroneck Tenant not to exercise any cancellation rights under, any Mamaroneck Space Lease, or (b) upon the exercise by the landlord or Mamaroneck Tenant under the applicable Mamaroneck Space Lease of options contained therein to lease additional space in the Mamaroneck Improvements, except in either case as set forth on Exhibit "AA-1" attached hereto and made a part hereof, and (ii) no brokerage commissions will be due after the Closing either (a) upon any extension or renewal of, or election of a 330 Tenant not to exercise any cancellation rights under, any 330 Space Lease, or (b) upon the exercise by the landlord or 330 Tenant under the applicable 330 Space Lease of options contained therein to lease additional space in the 330 Improvements, except in either case as set forth on Exhibit "AA-2" attached hereto and made a part hereof;

          N. (i) there is no money or other security, including letters of credit, deposited by Mamaroneck Tenants with 550/330 Seller as lessor under the current Mamaroneck Space Leases to secure performance of Mamaroneck Tenants' obligations thereunder, other than as set forth on Exhibit "BB-1" attached hereto and made a part hereof, and (ii) there is no money or other security, including letters of credit, deposited by 330 Tenants with 550/330 Seller as lessor under the current 330 Space Leases to secure performance of 330 Tenants' obligations thereunder, other than as set forth on Exhibit "BB-2" attached hereto and made a part hereof;

          O. 550/330 Seller is not a party to any management, brokerage, service, or maintenance contracts or collective bargaining or other union agreements which, in each case, (i) affect the Mamaroneck Property and which remain executory as of the date hereof, except as set forth on Exhibit "CC-1" attached hereto and made a part hereof (any management, brokerage, service, or maintenance contract, or collective bargaining or other union agreements, which, in each case, affect the Mamaroneck Property, being referred to herein as "Mamaroneck Third-Party Contracts"), or (ii) affect the 330 Property and which remain executory as of the date hereof, except as set forth on Exhibit "CC-2" attached hereto and made a part hereof (any management, brokerage, service, or maintenance contract, or collective bargaining or other union agreements, which, in each case, affect the 330 Property, being referred to herein as "330 Third-Party Contracts");

          P. (i) there are no employees employed by 550/330 Seller in connection with the Mamaroneck Property as of the date hereof who are members of any labor union other than the members of Local 32B/32J of the Building Service Employees International Union, AFL-CIO, listed on Exhibit "DD-1" attached hereto and made a part hereof, and (ii) there are no employees employed by 550/330 Seller in connection with the 330 Property as of the date hereof who are members of any labor union other than the members of Local 32B/32J of the Building Service Employees International Union, AFL-CIO and the member of Local 94-94A-94B of the International Union of Operating Engineers, AFL-CIO listed on Exhibit "DD-2" attached hereto and made a part hereof;

          Q. 550/330 Seller is not a party to any pending action, suit, condemnation or eminent domain proceeding, or other litigation or proceeding with respect to the 550/330 Property, and has not received any notice of any threatened investigation, action, or proceeding, in either case reasonably likely to have an adverse effect on 550/330 Seller's ability to close or on the 550/330 Property; and
          R. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by 550/330 Seller does not violate any provision of, or cause a default under, or result in the acceleration of any obligation under, any agreement to which 550/330 Seller is a party or any law, statute, rule, ordinance, regulation or requirement by which 550/330 Seller or the properties, assets, business or operations of 550/330 Seller may be bound or affected; except to the extent contemplated by the Settlement Agreement, do not require the consent or approval of any court, administrative or governmental authority; and do not result in the creation or imposition of any lien or equity of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to, any agreement to which 550/330 Seller are a party or the business or operations of 550/330 Seller or any properties or assets which are material to the ownership of the 550/330 Property.

          9.4. Certain Conditions Relating to 2 Park Avenue.
Subject to Section 7.1(B) hereof, Purchaser shall have no obligation to consummate the transaction contemplated hereby unless each of the following statements are true in all material respects as of the date hereof:

          A. Excepting only Bernard H. Mendik, (i) each 2 Park Seller is duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) each 2 Park Seller has the power and authority to execute and deliver, and perform its obligations under, this Agreement, and (iii) each 2 Park Seller's execution and delivery of this Agreement, and the performance of its obligations hereunder, has been authorized by all necessary action on the part of each 2 Park Seller;

          B. Each 2 Park Seller is not a party to any pending action, suit, condemnation or eminent domain proceeding, or other litigation or proceeding other than the pending class action described on Exhibit "R" attached hereto, and has not received any notice of any threatened investigation, action, or proceeding (other than such class action), in either case reasonably likely to have a materially adverse effect on each 2 Park Seller's ability to close the transaction contemplated hereby;

          C. (i) 550/330 Seller, NY Real Estate Services 1 Inc., and Mendik RELP Corporation are the only general partners, and Bernard H. Mendik is the sole limited partner, comprising the Partnership, (ii) the Partnership and B&B Park Avenue L.P. are the only general partners comprising the Two Park Partnership, and (iii) the Partnership and the Two Park Partnership do not currently have, and have not heretofore employed, any employees; and

          D. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each 2 Park Seller do not violate any provision of, or cause a default under, or result in the acceleration of any obligation under, any agreement to which each 2 Park Seller is a party or any law, statute, rule, ordinance, regulation or requirement by which each 2 Park Seller or the properties, assets, business or operations of each 2 Park Seller may be bound or affected; do not require the consent or approval of any court, administrative or governmental authority; and do not result in the creation or imposition of any lien or equity of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to, any agreement to which each 2 Park Seller is a party or the business or operations of each 2 Park Seller or any properties or assets which are material to the ownership of the 2 Park Interests; provided, however, that each 2 Park Seller expressly makes no representations with regard to any provisions of the partnership agreement of the Two Park Partnership, and their compliance with any rights, obligations, covenants, or conditions contained therein.

          9.5. Purchaser Representations. Purchaser represents to 550/330 Seller and 2 Park Sellers that, as of the date hereof,
(i) Purchaser is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) Purchaser has the requisite power and authority to conduct its business and execute and deliver, and perform its obligations under, this Agreement, (iii) Purchaser's execution and delivery of this Agreement, and the performance of Purchaser's obligations hereunder, have been authorized by all necessary action on the part of Purchaser (iv) VRT is a business trust duly formed, validly existing and in good standing under the laws of the State of Maryland, (v) when issued at the Closing, the Shares will be listed on the New York Stock Exchange, (vi) when issued at the Closing, the Shares will be fully paid and non-assessable and (vii) except as may be disclosed in any filing made by Vornado or the Operating Partnership with the SEC (including, without limitation, the financial statements contained therein), (A) there exists no litigation pending against VRT or any entity in which VRT, directly or indirectly, owns or controls 50% or more of the voting or economic interests, or, to the knowledge of Purchaser, threatened, which in either case, if decided adversely to VRT or such entity, would have a material adverse effect on the business, financial condition or results of operations of VRT and all of the entities in which VRT, directly or indirectly, owns or controls 50% or more of the voting or economic interests, taken as a whole, and (B) neither VRT nor any such entity has any liabilities or obligations which individually, or in the aggregate, would have a material adverse effect on the business, financial condition or results of operations of VRT and all of the entities in which VRT, directly or indirectly, owns or controls 50% or more of the voting or economic interests, taken as a whole. The provisions of this Section 9.5 shall survive the Closing.

          9.6. Certain Representations of each 2 Park Seller. Each 2 Park Seller hereby represents and warrants to Purchaser that as of the date hereof (i) such 2 Park Seller owns its respective interest as a partner in the Partnership and will transfer such interest free and clear of all liens, security interests, and other encumbrances on the Closing Date, and (ii) the Partnership has not heretofore engaged in any business other than its ownership of a partnership interest in the Two Park Partnership and the Partnership has no liabilities other than those arising by virtue of its ownership of a partnership interest in the Two Park Partnership. Each 2 Park Seller's liability for a misrepresentation made by such 2 Park Seller under this Section 9.6 shall survive the Closing.

          10.  Broker.

          A. Purchaser and 550/330 Seller each represent and warrant to the other that such party has not dealt with any person, firm, corporation, or any other entity acting as broker in connection with the transaction contemplated hereby, except, with respect to the Mamaroneck Property, Newmark & Company Real Estate, Inc. ("Mamaroneck Broker"). 550/330 Seller shall pay Mamaroneck Broker a commission in accordance with the terms of a separate agreement between 550/330 Seller and Mamaroneck Broker. Purchaser shall indemnify 550/330 Seller against, and defend 550/330 Seller and save 550/330 Seller harmless from any and all claims, and the reasonable expenses related thereto (including reasonable attorneys' fees and disbursements), for brokerage commissions, fees or other compensation made by any person, firm, corporation or any other entity which dealt with Purchaser as broker in connection herewith (other than, with respect to the Mamaroneck Property, the Mamaroneck Broker). 550/330 Seller shall indemnify Purchaser against, and defend Purchaser and save Purchaser harmless from any and all claims, and the reasonable expenses related thereto (including reasonable attorneys' fees and disbursements), for brokerage commissions, fees or other compensation made by any person, firm, corporation or any other entity which dealt with 550/330 Seller as broker in connection herewith (including, without limitation, with respect to the Mamaroneck Property, the Mamaroneck Broker).

          B. Purchaser and 2 Park Sellers each represent and warrant to the other that such party has not dealt with any person, firm, corporation, or any other entity acting as broker in connection with the sale of the 2 Park Interests pursuant hereto. Purchaser and 550/330 Seller shall indemnify each other against, and defend and save each other harmless from any and all claims, and the reasonable expenses related thereto (including reasonable attorneys' fees and disbursements), for brokerage commissions, fees or other compensation made by any person, firm, corporation or any other entity claiming to have dealt with such party in connection herewith.

          C. The provisions of this Section 10 shall survive the Closing and any termination of this Agreement.

          11.  Condemnation and Destruction.

          11.1.     Condemnation of Property.

          A. If, prior to the Closing Date, either (x) all of the Mamaroneck Real Estate, the 330 Real Estate, or a Material Portion of either is taken by eminent domain or 550/330 Seller receives official notice of the institution of a proceeding therefor (such taking or such proceeding being referred to herein as a "550/330 Taking"), or (y) the interest of 550/330 Seller as lessee under the Mamaroneck Ground Leases and/or the 330 Ground Lease is terminated as a result of a 550/330 Taking, then 550/330 Seller shall promptly notify Purchaser thereof and Purchaser may elect to terminate this Agreement (I) as to the Mamaroneck Property or the 330 Property affected by such 550/330 Taking, or
(II) in its entirety, in either case upon notice to 550/330 Seller given not later than ten (10) business days after Purchaser's receipt of 550/330 Seller's notice (as to which ten
(10) business day period time is of the essence). If this Agreement is terminated with respect to the Mamaroneck Property only, as aforesaid, then (i) the 550/330 Purchase Price shall be reduced by the amount of the Mamaroneck Purchase Price, (ii) no party shall have thereafter any continuing rights, duties or obligations hereunder with respect to the Mamaroneck Property (except that the parties' obligations under Section 10 and Section 15.9 hereof shall survive said termination), and (iii) said termination shall not affect Purchaser's or Seller's obligations hereunder with respect to the 2 Park Interest or the 330 Property nor entitle Purchaser to the return of the Letter of Credit as a result thereof. If this Agreement is terminated with respect to the 330 Property only, as aforesaid, then (i) the 550/330 Purchase Price shall be reduced by the amount of the 330 Purchase Price, (ii) no party shall have thereafter any continuing rights, duties or obligations hereunder with respect to the 330 Property (except that the parties' obligations under Section 10 and Section 15.9 hereof shall survive said termination), and (iii) said termination shall not affect Purchaser's or Seller's obligations hereunder with respect to the 2 Park Interest or the Mamaroneck Property nor entitle the Purchaser to the return of the Letter of Credit as a result thereof. If this Agreement is terminated in its entirety, as aforesaid, then Purchaser shall be entitled to the return of the Letter of Credit, and thereupon, no party shall have thereafter any continuing rights, duties or obligations hereunder (except that the parties' respective obligations under Section 10 and
Section 15.9 hereof shall survive said termination).

          B. If Purchaser does not elect to terminate this Agreement as aforesaid, or if the 550/330 Taking is not of a Material Portion of the Mamaroneck Real Estate and/or the 330 Real Estate, then the Closing shall nevertheless occur without abatement of the 550/330 Purchase Price, but 550/330 Seller shall assign and turn over to Purchaser at the Closing, and Purchaser is entitled to receive and keep, all awards for such 550/330 Taking (less the amount theretofore paid or incurred by 550/330 Seller to restore or secure the Mamaroneck Improvements and/or the 330 Improvements after a 550/330 Taking that does not involve all of the Mamaroneck Real Estate or the 330 Real Estate, as the case may be).

          C. For purposes of this Section 11.1, a "Material Portion" is deemed to be (i) with respect to the Mamaroneck Property, a portion of the Mamaroneck Real Estate which has an estimated value exceeding ten percent (10%) of the Mamaroneck Purchase Price, or (ii) with respect to the 330 Property, a portion of the 330 Real Estate which has an estimated value exceeding ten percent (10%) of the 330 Purchase Price.

          11.2.     Destruction.

          A. If, prior to the Closing Date, either (x) a Material Casualty occurs, or (y) the interest of 550/330 Seller as lessee under the Mamaroneck Ground Leases and/or the 330 Ground Lease is terminated as a result of a fire or other casualty, then 550/330 Seller shall promptly notify Purchaser thereof and Purchaser may elect to terminate this Agreement (I) as to the Mamaroneck Property or the 330 Property affected by such occurrence or (II) in its entirety, in either case upon notice to 550/330 Seller given not later than ten (10) business days after Purchaser's receipt of 550/330 Seller's notice (as to which ten (10) business day period time is of the essence). If this Agreement is terminated with respect to the Mamaroneck Property only, as aforesaid, then (i) the 550/330 Purchase Price shall be reduced by the amount of the Mamaroneck Purchase Price,
(ii) no party shall have thereafter any continuing rights, duties or obligations hereunder with respect to the Mamaroneck Property (except that the parties' obligations under Section 10 and Section 15.9 hereof shall survive said termination), and (iii) said termination shall not affect Seller's or Purchaser's obligations hereunder with respect to the 2 Park Interest or the 330 Property nor entitle Purchaser to the return of the Letter of Credit as a result thereof. If this Agreement is terminated with respect to the 330 Property only, as aforesaid, then (i) the 550/330 Purchase Price shall be reduced by the amount of the 330 Purchase Price, (ii) no party shall have thereafter any continuing rights, duties or obligations hereunder with respect to the 330 Property (except that the parties' obligations under Section 10 and Section 15.9 hereof shall survive said termination), and (iii) said termination shall not affect Seller's or Purchaser's obligations hereunder with respect to the 2 Park Interest or the Mamaroneck Property nor entitle Purchaser to the return of the Letter of Credit as a result thereof. If this Agreement is terminated in its entirety, as aforesaid, then Purchaser shall be entitled to the return of the Letter of Credit, and thereupon, no party shall have thereafter any continuing rights, duties or obligations hereunder (except that the parties' respective obligations under Section 10 and Section
15.9 hereof shall survive said termination).

          B. If Purchaser does not elect to terminate this Agreement, as aforesaid, or if there is damage to or destruction to the Mamaroneck Improvements or the 330 Improvements which does not, in each instance, constitute a Material Casualty, then 550/330 Seller shall proceed to the Closing, Purchaser shall accept title to the Mamaroneck Real Estate or the 330 Real Estate affected by the Material Casualty in its destroyed or damaged condition, and 550/330 Seller shall assign and turn over, and Purchaser is entitled to receive and keep, all insurance proceeds paid or to be paid and relating to the damage to the Mamaroneck Improvements and/or the 330 Improvements in each case caused by such Material Casualty (less the amount theretofore paid or incurred by 550/330 Seller to restore or secure the Mamaroneck Improvements and/or the 330 Improvements after such casualty) (such proceeds, less such amount, being referred to herein as the "550/330 Proceeds"), without abatement of the 550/300 Purchase Price.

          C. Notwithstanding the foregoing, if the 550/330 Proceeds available are insufficient to cover the cost of such damage or destruction, then 550/330 Seller, at the Closing, shall pay to Purchaser or credit against the 550/330 Purchase Price an amount equal to the lesser of (i) the amount of the deductible, if any, specified in the 550/330 Insurance Policy, or (ii) the excess of the cost necessary to cover such damage or destruction over the 550/330 Proceeds available therefor. 550/330 Seller shall maintain in force and effect until the Closing Date the existing all-risk casualty insurance policies on the Mamaroneck Improvements, as described in Exhibit "EE-1" attached hereto and made a part hereof, and on the 330 Improvements, as described in Exhibit "EE-2" attached hereto and made a part hereof (the "550/330 Insurance Policies").

          D. For purposes hereof, a "Material Casualty" is deemed to have occurred if (i) with respect to the Mamaroneck Property, a fire or other casualty damages or destroys a portion of the Mamaroneck Improvements which has an estimated value exceeding ten percent (10%) of the Mamaroneck Purchase Price, or
(ii) with respect to the 330 Property, a fire or other casualty damages or destroys a portion of the 330 Improvements which has an estimated value exceeding ten percent (10%) of the 330 Purchase Price.

          11.3. Rejection of Uniform Act. Purchaser and 550/330 Seller hereby agree that the provisions of Section 5-1311 of the General Obligations Law shall have no effect with respect to the Mamaroneck Property, the 330 Property, or this Agreement, it being agreed that Purchaser's and 550/330 Seller's sole and exclusive rights and obligations in the event of any casualty to the Mamaroneck Property or 330 Property or any taking of all or any part thereof are contained in this Section 11.

          12.  Operation during the Contract Period.

          12.1.     550/330 Space Leases.

          A. Subject to Section 11 hereof, 550/330 Seller, during the period commencing on the date hereof and ending on the Closing Date (the "Contract Period"), shall keep and maintain the Mamaroneck Office Property and the 330 Office Property in the manner presently maintained and operated by 550/330 Seller (excepting only ordinary wear and tear and natural deterioration and any maintenance which Mamaroneck Tenants and 330 Tenants are obligated to provide). 550/330 Seller shall not (i) enter into leases or other occupancy agreements with Mamaroneck Tenants, 330 Tenants, or any other person or entity for space in the Mamaroneck Improvements or 330 Improvements, or (ii) terminate any Mamaroneck Space Lease or 330 Space Lease, or (iii) amend, modify, renew, or extend any Mamaroneck Space Lease or 330 Space Lease (any action of the nature described in clauses (i), (ii), and (iii) above being collectively referred to herein as the "New Space Lease Actions"), other than, in each case, with the consent of Purchaser, not to be unreasonably withheld; provided, however, that (a) if Purchaser fails to object to any New Space Lease Action within ten (10) days after 550/330 Seller gives Purchaser notice thereof, then Purchaser is deemed to have consented to such New Space Lease Action, and (b) 550/330 Seller may terminate any Mamaroneck Space Lease or 330 Space Lease during the Contract Period by reason of the Tenant's material default thereunder (beyond the expiration of any applicable grace period) without Purchaser's prior consent.

          B. Purchaser shall pay to 550/330 Seller at the Closing, in addition to the 550/330 Purchase Price and the other amounts then due to 550/330 Seller hereunder, an amount equal to the costs incurred by 550/330 Seller in connection with any New Space Lease Actions to which Purchaser consents or is deemed to have consented as contemplated by this Section 12.1 (including, without limitation, brokerage commissions, legal fees, takeover expenses, the costs of work performed by or on behalf of 550/330 Seller in the Mamaroneck Office Property or the 330 Office Property and work allowances incurred in connection with such New Space Lease Actions); provided, however, that such payment to be made by Purchaser to 550/330 Seller at the Closing shall be reduced to the extent that as of the Closing Date such costs have been amortized, in equal monthly installments, over the period of time during which rent is payable by the applicable Mamaroneck Tenant or 330 Tenant in connection with the applicable New Space Lease Action. Purchaser, during the Contract Period, shall not contact, speak to, or commence any negotiations or discussions with any Tenant, prospective Tenant, or the lessors under the Mamaroneck Ground Leases or 330 Ground Lease without, in each case, the prior consent of 550/330 Seller, not to be unreasonably withheld or delayed. Nothing contained in this
Section 12.1 abrogates Purchaser's obligation to accept the Mamaroneck Property and the 330 Property in the condition described in Section 9.2 hereof. The amount paid by Purchaser under this Section 12.1(B) shall not also be included in the apportionments described in Section 6.13 hereof.

          C. 550/330 Seller, during the Contract Period, (i) shall perform all of its material obligations as lessor under each 550/330 Space Lease, provided that the applicable 550/330 Tenant thereunder is not in default, (ii) shall enforce all of the material obligations of each 550/330 Tenant under each 550/330 Space Lease, and (iii) shall not apply all or any part of the security deposited by any 550/330 Tenant under a 550/330 Space Lease unless such 550/330 Tenant has vacated the space leased to it thereunder and 550/330 Seller has terminated such 550/330 Space Lease.

          12.2. Ground Leases. 550/330 Seller, during the Contract Period, shall not terminate, amend, modify, renew, or extend the Mamaroneck Ground Leases or the 330 Ground Lease, other than, in each case, with the consent of Purchaser, not to be unreasonably withheld or delayed.

          12.3.     550/330 Third-Party Contracts.  550/330
Seller, during the Contract Period, may enter into Mamaroneck Third-Party Contracts and 330 Third-Party Contracts to the extent reasonably necessary for the operation of the Mamaroneck Property and 330 Property during the Contract Period, provided that each such Mamaroneck Third-Party Contract and 330 Third-Party Contract is terminable by 550/330 Seller without penalty or premium on not more than thirty (30) days' prior notice to the counterparty thereunder (it being understood, however, that 550/330 Seller, during the Contract Period, may enter into Mamaroneck Third-Party Contracts and 330 Third-Party Contracts that constitute brokerage agreements in connection with New Space Lease Actions to which Purchaser consents or is deemed to have consented under Section
12.1 hereof without such brokerage agreements being terminable on thirty (30) days' prior notice).

          12.4. 550/330 Personal Property. 550/330 Seller, during the Contract Period, (i) shall not remove either (x) from the Mamaroneck Property any item of Mamaroneck Personal Property included in the sale, or (y) from the 330 Property any item of 330 Personal Property included in the sale, unless such item, in each case, is replaced with a similar item of comparable utility and value, and (ii) shall, if required and upon request of Purchaser, promptly furnish to Purchaser written authorization to make any necessary search for the purposes of determining whether notes or notices of Violations have been noted or issued with respect to the Personal Property or liens have attached thereto.

          12.5.     550/330 Contract Rights. 550/330 Seller,
during the Contract Period, (i) shall exercise all rights and comply with all obligations under the Mamaroneck Contract Rights and the 330 Contract Rights in substantially the same manner as it generally did prior to the date hereof, and (ii) shall not amend or modify any permits with respect to the Mamaroneck Office Property or the 330 Office Property, except to comply with applicable law or insurance requirements.

          12.6. 550/330 Tax Assessment Proceedings. 550/330 Seller, during the Contract Period, shall not withdraw, settle, or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the 550/330 Real Estate for any fiscal period in which the Closing Date is to occur or any subsequent fiscal period without the consent of Purchaser.

          12.7. 2 Park Partnership. Each of the 2 Park Sellers, during the Contract Period, shall exercise all of its rights and comply with all of its obligations as a partner of the Partnership so as to cause the Partnership to manage the 2 Park Partnership in substantially the same manner as the Partnership generally did prior to the date hereof.

          13.  Notices.

          A.   All notices, demands, requests or other
communications (collectively, "Notices") made pursuant to, under or by virtue of this Agreement shall be in writing and sent to the party or parties to whom or to which the Notice is being sent, by (x) certified or registered mail, return receipt requested, or (y) hand delivery with receipt acknowledged in writing, or (z) reputable overnight delivery service (such as Federal Express), in each case as follows:

          To 550/330 Seller:

               Mendik Real Estate Limited Partnership
               c/o Mendik RELP Corporation
               330 Madison Avenue
               New York, New York  10017
               Attn.:  Mr. David R. Greenbaum

          with a copy to:

               Mendik Real Estate Limited Partnership
               c/o Lehman Brothers, Inc.
               Diversified Asset Group
               29th Floor
               3 World Financial Center
               New York, New York 10285
               Attn.: Mr. Mark Marcucci, President

          and a copy to:

               Proskauer Rose LLP
               1585 Broadway
               New York, New York 10036-8239
               Attention: Lawrence J. Lipson, Esq.

          and a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York 10019
               Attention: Meredith J. Kane, Esq.

          To 2 Park Sellers:

               Mendik Real Estate Limited Partnership
               330 Madison Avenue
               New York, New York  10017
               Attn.:  Mr. David R. Greenbaum

               Mendik RELP Corporation
               330 Madison Avenue
               New York, New York  10017
               Attn.:  Mr. David R. Greenbaum

               NY Real Estate Services 1 Inc.
               c/o Lehman Brothers, Inc.
               Diversified Asset Group
               29th Floor
               3 World Financial Center
               New York, New York 10285
               Attn.: Mr. Mark Marcucci, President

               Bernard H. Mendik
               330 Madison Avenue
               New York, New York  10017

          with, in each case, a copy to:

               Proskauer Rose LLP
               1585 Broadway
               New York, New York 10036-8239
               Attention: Lawrence J. Lipson, Esq.

          and a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York 10019
               Attention: Meredith J. Kane, Esq.

          To Purchaser:

               Vornado Realty L.P.
               c/o Vornado Realty Trust
               Park 80 West, Plaza II, 10th Floor
               Saddle Brook, New Jersey 07663
               Attention: Joseph Macnow, Executive Vice President

          and with a copy to:

               Sullivan & Cromwell
               125 Broad Street
               New York, New York  10004
               Attention: Gary Israel, Esq.

          B. All Notices are deemed given (x) three (3) business days after the date when such Notice is sent, if such Notice is sent by certified or registered mail, or (y) when received, if such Notice is delivered by hand, or (z) on the next business day, if such Notice is given by overnight delivery service. Any party may change its address for purposes hereof by giving a Notice to the other parties in accordance with this
Section 13.

          14.  Defaults.

          14.1. Purchaser's Default. Subject to the terms of this Section 14.1, if Purchaser either (x) defaults in respect of its obligations to Sellers hereunder, or (y) has made a material misrepresentation to Sellers hereunder, then Sellers, as their sole remedy, may elect, at their option, either to (i) terminate this Agreement by notice to Purchaser, or (ii) waive such default(s) or misrepresentation(s) and proceed to the Closing.
If this Agreement is terminated as aforesaid, then Sellers may
(A) present the Letter of Credit for payment (if the Letter of Credit has not previously been presented for payment in accordance with Section 16 hereof) and retain the proceeds thereof, or (B) retain the proceeds of the Letter of Credit (if the Letter of Credit has been previously presented for payment in accordance with Section 16 hereof), as the case may be, and thereupon, subject to the terms of this Section 14.1, no party shall have any continuing rights, duties or obligations hereunder with respect to either the 550/330 Property, the Partnership, or the 2 Park Interests; provided, however, that the parties' obligations under Section 10 and Section 15.9 hereof shall survive said termination. Subject to the other provisions of this Agreement, the provisions of this Section 14.1 shall not limit Sellers' rights against Purchaser after the Closing in respect of any obligation or liability of Purchaser hereunder that survives the Closing. Nothing contained in this Section
14.1 limits Purchaser's personal liability for Purchaser's failure (x) to deposit the Letter of Credit with Seller on or prior to the date hereof pursuant to Section 3.1 hereof, or (y) to make a payment to Sellers in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) pursuant to Section 3.1 hereof as and to the extent due thereunder.

          14.2. Sellers' Default. If any Seller defaults in any material respect hereunder, then Purchaser, as its sole remedy, may, at its option, either (x) terminate this Agreement, or (y) bring an action against such defaulting Seller to seek specific performance of such defaulting Seller's obligations hereunder to cure such default and to consummate the transaction contemplated hereby. If any Seller makes a material misrepresentation to Purchaser hereunder, then Purchaser, as its sole remedy, may, at its option, terminate this Agreement. If Purchaser exercises its rights to terminate this Agreement as aforesaid, then Sellers promptly shall return the Letter of Credit (or the proceeds thereof, if theretofore presented for payment) to Purchaser, and thereupon, no party shall have any continuing rights, duties, or obligations hereunder with respect to either the 550/330 Property or the 2 Park Interests (except that the parties' obligations under Section 10 and Section 15.9 hereof shall survive said termination); provided, however, that if Purchaser exercises its right to terminate this Agreement as a result of either (x) any Seller's intentional misrepresentation, or (y) any Seller's fraud, then such Seller shall promptly pay to Purchaser an amount equal to the out-of-pocket costs and expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement (it being understood that (I) such amount shall not exceed Five Hundred Thousand Dollars ($500,000), and (II) Seller shall be deemed to have made an intentional misrepresentation for purposes of determining whether Purchaser is entitled to such reimbursement for such out-of-pocket costs and expenses if Seller (A) as of the date hereof, has actual current knowledge that any of the statements set forth in Section
9.3 are untrue in any material respect as of the date hereof, and
(B) has heretofore intentionally failed to advise Purchaser thereof). Subject to the other provisions of this Agreement, the provisions of this Section 14.2 shall not limit Purchaser's rights against Sellers after the Closing in respect of any obligation or liability of Sellers hereunder that survives the Closing.

          14.3. Limitation of Liability with Respect to Bernard H. Mendik. Purchaser shall look solely to the 2 Park Interests owned by Bernard H. Mendik, as well as the net proceeds from the sale of thereof pursuant to this Agreement, and not to any other assets of Bernard H. Mendik to enforce its rights against Bernard H. Mendik hereunder.

          15.  Additional Provisions.

          15.1. Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof, and all understandings and agreements heretofore had or made between the parties hereto with respect to the subject matter hereof are merged in this Agreement which alone fully and completely expresses the agreement of said parties.

          15.2.     Amendments.  This Agreement may not be
changed, modified, supplemented or terminated, nor may any obligations hereunder be waived, except by an instrument executed by the party hereto against whom enforcement thereof is sought.

          15.3. Waiver. No waiver by any party hereto of any failure or refusal by any other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

          15.4. Successors and Assigns. Subject to the provisions of Section 15.7 hereof, the covenants, agreements, representations, stipulations, and warranties herein contained shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties hereto.

          15.5. Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

          15.6. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be performed wholly within said State.

          15.7. Assignment. Purchaser shall not assign Purchaser's interest in this Agreement without the joint prior written consent of 550/330 Seller and 2 Park Sellers, except that Purchaser shall have the right to assign all or a portion of Purchaser's interest in this Agreement to one or more entities that are 100% owned, directly or indirectly, by Purchaser. In addition, without impairing any of Purchaser's obligations hereunder, Seller, at the Closing, shall convey any of the 550/330 Property and the 2 Park Interests to one or more entities that are 100% owned, directly or indirectly, by Purchaser, provided that Purchaser gives notice thereof to Sellers not later than the fifth (5th) business day before the Closing.

          15.8. Paragraph Headings. The headings of the various paragraphs of this Agreement have been inserted solely for the purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

          15.9.     No Recording or Notice of Pendency.
Purchaser shall not record this Agreement or any memorandum or notice thereof nor shall Purchaser file any notice of pendency or other instrument against the 550/330 Property or the 2 Park Interests. The provisions of this Section 15.9 shall survive any termination of this Agreement.

          15.10. Further Assurances. 550/330 Seller, 2 Park Sellers, and Purchaser, from and after the Closing Date, shall take such reasonable actions from time to time as are reasonably necessary to implement the provisions hereof (it being understood, however, that the provisions of this Section 15.10 shall not expand either party's substantive rights or obligations beyond the express provisions hereof). The provisions of this
Section 15.10 shall survive the Closing Date.

          15.11. Counterparts. This Agreement may be executed in counterparts, it being understood that all such counterparts, taken together, shall constitute one and the same agreement.

          16. Letter of Credit. If the Closing has not theretofore occurred and this Agreement has not been theretofore terminated pursuant to the terms hereof, then Purchaser shall renew the Letter of Credit, from time to time, at least thirty
(30) days prior to the expiration thereof, and deliver to Sellers a new Letter of Credit, or an endorsement to the then existing Letter of Credit, and any other evidence reasonably required by Sellers, to the effect that the then existing Letter of Credit has been renewed for a period of at least six (6) months. If Purchaser fails to renew the Letter of Credit as aforesaid, then Sellers may present the Letter of Credit for payment prior to its expiration and hold and apply the proceeds thereof in accordance with the terms of this Agreement. If the Closing occurs, then, at the Closing, Sellers shall deliver the Letter of Credit (or the proceeds thereof, as the case may be) to Purchaser.

          IN WITNESS WHEREOF, Sellers and Purchaser have duly executed and delivered this Sale-Purchase Agreement on the date first above written.

             MENDIK REAL ESTATE LIMITED PARTNERSHIP,

                  By: Mendik RELP Corporation, general partner


                       By:/s/David R. Greenbaum
                            David R. Greenbaum, President


                  By: NY Real Estate Services 1 Inc., general partner


                       By: /s/Mark Marcucci
                            Mark Marcucci, President


             MENDIK RELP CORPORATION


             By:  /s/David R. Greenbaum
                  David R. Greenbaum, President



             NY REAL ESTATE SERVICES 1 INC.


             By:  /s/Mark Marcucci
                  Mark Marcucci, President


             /s/Bernard H. Mendik
             BERNARD H. MENDIK


             VORNADO REALTY L.P.

                  By: Vornado Realty Trust, general partner


                       By:  /s/Irwin Goldberg
                          Name:Irwin Goldberg
                          Title:Vice President & Chief Financial Officer


             VORNADO REALTY TRUST


             By:     /s/Irwin Goldberg
                   Name:Irwin Goldberg
                   Title:Vice President & Chief Financial Officer